                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SPRINGS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

  LOGO

                                          March 14, 1996

To Our Shareholders:

     On behalf of your Company's Board of Directors, I extend to you an invitation to attend the Annual Shareholders' Meeting to be held at the Fort Mill High School Auditorium, Fort Mill, South Carolina, on Monday, April 29, 1996. Directions are provided by the map on the reverse side of this statement.

     The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented. These matters include the election of Directors, ratification of the appointment of the Company's auditors, and adoption of amendments to the Company's 1991 Incentive Stock Plan.

     A copy of the 1995 Annual Report is included with this mailing.

     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, I URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED.


                                          /s/ Walter Y. Elisha
                                          -------------------------
                                          Walter Y. Elisha
                                          Chairman of the Board and
                                          Chief Executive Officer

                            Springs Industries, Inc.
            205 North White Street, Fort Mill, South Carolina 29715

SPRINGS INDUSTRIES, INC.

205 North White Street
Fort Mill, South Carolina 29715

       ------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
       ------------------------------------------------------------------

TIME........................
                           9:30 a.m., E.D.T., on Monday, April 29, 1996

PLACE.......................
                           Fort Mill High School Auditorium
                           Fort Mill, South Carolina

ITEMS OF BUSINESS...........
                           (1) To elect a Board of twelve Directors.

                           (2) To vote upon a resolution ratifying the
                               appointment of Deloitte & Touche LLP as
                               independent public accountants for the Company and its subsidiaries for fiscal year 1996.

                           (3) To vote upon a resolution adopting amendments to
                               the 1991 Incentive Stock Plan.

                           (4) To transact such other business as may properly
                               come before the Meeting and any adjournment thereof.

RECORD DATE.................
                           Holders of Class A Common Stock and Class B Common Stock of record at the close of business, March 12, 1996, are entitled to vote at the Meeting.

ANNUAL REPORT...............
                           The Annual Report of the Company for 1995, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING................
                           It is important that your shares be represented and voted at the Meeting. Please MARK, SIGN, DATE AND RETURN PROMPTLY the enclosed proxy card in the envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.

                                       C. POWERS DORSETT
                                       Secretary

March 14, 1996

                            SPRING INDUSTRIES, INC.

                                PROXY STATEMENT

                                 MARCH 14, 1996

PROXY SOLICITATION AND
GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Springs Industries, Inc., (the Company) for use at the Annual Meeting of Shareholders (the Meeting) to be held on April 29, 1996, at nine-thirty a.m., and at any adjournment thereof, at which shareholders of record at the close of business on March 12, 1996, shall be entitled to vote. This proxy statement and the proxy card are being mailed to shareholders on or about March 14, 1996.

     On the record date, 12,535,791 shares of Class A Common Stock and 7,604,579 shares of Class B Common Stock were outstanding (collectively referred to as Common Stock). The Class A Common Stock, which is entitled to one vote per share, and the Class B Common Stock, which is entitled to four votes per share, shall be voted together as a single class upon the items scheduled to come before the Meeting.

     In certain situations not expected to come before the Meeting, each class of Common Stock votes as a separate class. These situations include proposals to amend the Company's Articles of Incorporation that would change the number of authorized shares of Class A or Class B Common Stock, change the par value of either class, adversely alter or change powers, preferences or special rights of either class, or require class voting under South Carolina law. Also, in the case of certain business combinations involving the Company and persons or entities controlling or under common control with the Company, holders of Class B Common Stock would be entitled to cast only one vote per share.

     Solicitation of proxies other than by mail may be made by telephone, telegraph, or personal interview by officers and employees of the Company who will not be additionally compensated. The Company has engaged Corporate Investor Communications, Inc., (CIC) to make arrangements with brokers, nominees, fiduciaries, and other custodians for distribution of proxy materials to their principals and to solicit return of proxies from these institutions. The Company will reimburse these institutions for their expenses in accordance with the rules of the New York Stock Exchange (NYSE) and will pay CIC a fee of $4,500 plus reimbursement of reasonable expenses for its services. The cost of soliciting proxies for the Meeting will be borne by the Company.

     If a shareholder directs that a proxy be voted in a specific manner or specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specifications are made, shares represented by each proxy will be voted FOR the nominees for director, FOR ratification of the appointment of Deloitte & Touche LLP and FOR adoption of the amendments to the 1991 Incentive Stock Plan. If any other matters or business should properly come before the Meeting (or any adjournment), the person or persons acting under the proxy will vote in accordance with his or their judgment. The Company is not aware of any other matters or business to be presented to the Meeting.

     Shareholders are reminded that they may, if qualified, present resolutions which, if proper for inclusion in next year's proxy statement, may be considered at the 1997 Annual Meeting. Any shareholder proposals so submitted must be received by the Company by November 14, 1996.

     Under South Carolina law and the Company's Articles of Incorporation, a quorum is required to conduct business at the Meeting. A quorum is the presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting. Abstentions, votes withheld from director nominees and broker non-votes are counted for purposes of determining a quorum. If a quorum is present, the 12 nominees receiving the greatest number of votes will be elected directors, and any other matter being voted on at the meeting will be approved if a majority of the votes cast by shareholders are voted in favor of approving or adopting such matter. Abstentions and broker non-votes are disregarded in tabulating voting results.

     It is important that your shares be represented at the Meeting. Therefore, please mark, sign, date, and return the enclosed proxy card promptly to ensure that your shares will be voted. Your proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by voting in person at the Meeting.

DIRECTORS, NOMINEES, AND ELECTION OF DIRECTORS

     Pursuant to the Company's bylaws, the Board has established the number of directors of the Company to be 12 as of the date of the Meeting. Each of the 12 nominees named below was elected as a director of the Company at last year's Annual Meeting except for Mr. Perkins, who was appointed as a director by the Board of Directors effective October 28, 1995. Mr. Perkins previously served as a director of the Company from 1984 to January 1995, when he resigned to avoid any appearance of a conflict of interest when he became Chairman of Kmart Corporation. Each person has been nominated for election as a director to hold office until the next Annual Meeting of Shareholders and until a successor is duly elected and qualified.

     Shares represented by the enclosed proxy will be voted FOR the election of the nominees unless authority is withheld for all or any of the nominees. Although the Board of Directors does not contemplate that any of the 12 nominees named will be unavailable for election, if a vacancy should occur, the proxy will be voted for such substitute nominee or nominees as the Board of Directors may recommend or the Board of Directors may reduce the number of Directors.

     Cumulative voting is permitted in the election of directors, by which each shareholder is entitled to cast the number of votes equal to (i) the number of votes to which his shares are entitled multiplied by (ii) the number of directors to be elected. A shareholder may give one nominee all of such votes or may distribute such votes among the nominees to be elected in such manner as he may desire.

------------------   JOHN F. AKERS, AGE 61, RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF IBM
                     CORPORATION. Mr. Akers served as chairman and chief executive officer of IBM
------------------   from 1986 until his retirement in May 1993. A director of the Company since
                     December 1993, Mr. Akers is also a director of Lehman Brothers Holdings, Inc.
                     (New York), The New York Times Company and PepsiCo., Inc., and a member of the U.S. Advisory Board of Zurich Insurance Company.
------------------   CRANDALL CLOSE BOWLES, AGE 48, EXECUTIVE VICE PRESIDENT OF THE COMPANY SINCE
                     APRIL 1992. A director of the Company since 1978, Mrs. Bowles served as
------------------   president of The Springs Company from 1982 to April 1992. The Springs Company is owned by Mrs. Bowles and members of her family and provides management services to certain of its affiliates. Mrs. Bowles is a director of Duke
                     Power Company and Wachovia Corporation.

------------------   JOHN L. CLENDENIN, AGE 61, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND A DIRECTOR
                     OF BELLSOUTH CORPORATION. Mr. Clendenin has served in these positions since
------------------   1984. A director of the Company since 1990, Mr. Clendenin is also a director of Equifax Inc., National Service Industries, Inc., Providian Corporation,
                     RJR Nabisco, Inc., Wachovia Corporation, The Kroger Company, and Coca-Cola
                     Enterprises Inc.
------------------   LEROY S. CLOSE, AGE 45, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF SANDLAPPER
                     FABRICS, INC., A PRINTER AND CONVERTER OF TEXTILE FABRICS, SINCE 1986. A
------------------   director of the Company since 1991, Mr. Close was a vice president of the
                     Company's Apparel Fabrics Division from 1983 to 1986. Mr. Close is a brother of Mrs. Bowles.
------------------   CHARLES W. COKER, AGE 62, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND A DIRECTOR OF
                     SONOCO PRODUCTS COMPANY (INDUSTRIAL AND CONSUMER PACKAGING). A director of
------------------   the Company since 1977, Mr. Coker served as director, president and chief executive officer of Sonoco Products Company until 1990 when he was elected chairman and chief executive officer. Mr. Coker is also a director of
                     NationsBank, N.A., Carolina Power & Light Company, and Sara Lee Corporation.
------------------   WALTER Y. ELISHA, AGE 63, CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER OF
                     THE COMPANY. A director of the Company since 1980, Mr. Elisha served as
------------------   president and chief operating officer from 1980 to 1981 and was appointed chief executive officer in 1981 and elected chairman of the board in 1983.
                     Mr. Elisha is a director of American Telephone & Telegraph Company and
                     Cummins Engine Company, Inc. Prior to 1980, he was vice chairman and a director of Jewel Companies, Inc.
------------------   JOHN H. MCARTHUR, AGE 61, DEAN OF THE FACULTY, HARVARD UNIVERSITY GRADUATE
                     SCHOOL OF BUSINESS, FROM 1980 UNTIL HIS RETIREMENT IN 1995. A director of the
------------------   Company since 1989, Dr. McArthur is a director of BCE Inc., Cabot
                     Corporation, The Chase Manhattan Corporation, Glaxo Wellcome PLC and Rohm and
                     Haas Company, and serves as chairman of the Board of Trustees of Partners
                     Health Care System.

------------------   ALDO PAPONE, AGE 63, SENIOR ADVISOR, AMERICAN EXPRESS COMPANY, 1991 TO
                     PRESENT. A director of the Company since 1993, Mr. Papone served as chairman
------------------   and chief executive officer from 1989 to 1990, and as president and chief operating officer from 1985 to 1989, of American Express Travel Related
                     Services Company, Inc. Mr. Papone is a director of American Express Company,
                     Hyperion Software Corp., and The Body Shop International PLC.
------------------   DONALD S. PERKINS, AGE 68, FORMER CHAIRMAN OF JEWEL COMPANIES, INC. A
                     director of the Company since October 1995, Mr. Perkins previously served as
------------------   a director of the Company from 1984 to January 1995. He was Chairman of Kmart
                     Corporation from January 1995 to June 1995. Mr. Perkins is also a director of
                     American Telephone & Telegraph Company, Aon Corporation, Cummins Engine
                     Company, Inc., Current Assets LLC, Illinova Corp., Inland Steel Industries,
                     Inc., LaSalle Street Fund, The Putnam Funds, and Time Warner, Inc.
------------------   ROBIN B. SMITH, AGE 56, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF PUBLISHERS
                     CLEARING HOUSE. A director of the Company since April 1993, Ms. Smith has served as president since 1981, and as chief executive officer since 1988, of
------------------   Publishers Clearing House. Ms. Smith is a director of BellSouth Corporation,
                     Texaco, Inc., Omnicom Group, Inc., and certain mutual funds administered by
                     Prudential Mutual Funds Co.
------------------   SHERWOOD H. SMITH, JR., AGE 61, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND A
                     DIRECTOR OF CAROLINA POWER & LIGHT COMPANY SINCE 1980. Mr. Smith also served as president of Carolina Power & Light Company from 1976 to 1992. A director
------------------   of the Company since 1991, Mr. Smith is also a director of Wachovia
                     Corporation and Northern Telecom, Ltd., and a trustee of Northwestern Mutual
                     Life Insurance Company.
------------------   STEWART TURLEY, AGE 61, CHAIRMAN AND A DIRECTOR OF ECKERD CORPORATION (RETAIL
                     DRUG STORES). A director of the Company since 1984, Mr. Turley has served as a director of Eckerd Corporation since 1971. He served as chief executive
------------------   officer of Eckerd from 1974 to February 1996 and as president from 1974 to
                     1993. He is also a director of Barnett Banks, Inc., and Sprint Corp.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     During 1995, the Company's Board of Directors held seven meetings. To assist in the discharge of its responsibilities, the Board has established five committees. All directors attended at least 75 percent of the total number of meetings of the Board and committees of the Board on which they serve. Except for the Audit Committee, these committees do not meet on a regular basis but only as circumstances require. The Audit Committee(1) which is responsible for review of the integrity of the Company's financial reporting, review of its internal controls and recommendation of independent auditors, met three times during 1995. The Management Compensation and Organization Committee(2) met four times. This Committee recommends to the full Board the base salary of the chief executive officer and has responsibility for approval of compensation arrangements for key executives, approval of executive compensation plans, ensuring management continuity and succession, and for recommending a successor to the chief executive officer in the event of a vacancy. The Executive Committee(3), which is authorized to discharge certain responsibilities of the Board between Board meetings, held no meetings in 1995. During 1995, the Finance Committee(4), which is responsible for review of the Company's financial policies and planning, review of methods of financing and recommendations with respect to acquisitions and divestitures, and which has certain fiduciary responsibilities under benefit plans, met five times. The Springs of Achievement Committee(5) met twice in 1995 and is responsible for monitoring the Company's "Springs of Achievement" activities, ensuring that the values of "Springs of Achievement" are being internalized and sustained, and for recommending new "Springs of Achievement" initiatives to the Board of Directors. All of the outside directors function as a committee to nominate candidates for Board membership. The outside directors will consider any recommendations made in writing by shareholders respecting possible candidates for the Board of Directors. Such recommendations should be directed to the Secretary of the Company. Mr. Dan M. Krausse, who has served as a director since 1976, is retiring pursuant to the Company's retirement policy for Directors. On behalf of the Company, the Board expresses its appreciation for the valued advice, counsel and dedication of Mr. Krausse.

---------------

(1)Consisting of Messrs. Clendenin (chairman), Akers, Coker and Smith and Ms. Smith.

(2)Consisting of Messrs. Coker (chairman), Akers, Clendenin, Close and Smith.

(3)Consisting of Mr. Elisha (chairman), Mrs. Bowles and Messrs. Coker, D.M. Krausse and Turley.

(4)Consisting of Messrs. Krausse (chairman), Close, McArthur, Papone, Perkins and Turley.

(5)Consisting of Messrs. Turley (chairman), Close, McArthur, Papone and Perkins and Ms. Smith.

EXECUTIVE OFFICER COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of compensation for the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                              ---------------------------------------
                                                 ANNUAL COMPENSATION (1)
                                               ----------------------------            AWARDS
                                                                     OTHER    -------------------------    LONG-TERM
                                                                     ANNUAL   RESTRICTED                   INCENTIVE    ALL OTHER
     NAME         PRINCIPAL POSITION    YEAR    SALARY     BONUS     COMP.    STOCK (2)    OPTIONS/SARS   PAYOUTS (3)   COMP. (4)
---------------  ---------------------  -----  --------   --------   ------   ----------   ------------   -----------   ---------
Elisha, W.Y.     Chairman of the Board  1995   $650,000   $412,000      0            0        69,000       $ 234,091     $24,699
                   and Chief Executive  1994   $600,000   $525,000      0            0         7,500       $  36,501     $11,394
                   Officer              1993   $575,004   $400,000      0            0         7,500               0     $16,421
Bowles, C.C.     Executive Vice         1995   $250,000   $ 74,000      0            0        37,500       $  43,439     $42,384
                   President            1994   $225,000   $125,000      0            0         3,000       $   4,303     $33,394
                                        1993   $196,254   $ 75,000      0            0         3,000               0     $21,561
Kelbley, S.P.    Executive Vice         1995   $290,000   $150,000      0            0        32,500       $  59,707     $53,607
                   President            1994   $275,004   $170,000      0            0         3,000       $  10,198     $42,194
                                        1993   $275,004   $110,000      0            0         3,000               0     $26,421
Moser, R.W.      Executive Vice         1995   $270,000   $ 71,000      0            0        32,500       $  53,217     $48,451
                   President            1994   $260,004   $120,000      0            0         3,000       $   8,713     $48,194
                                        1993   $245,004   $100,000      0            0         3,000               0     $36,421
O'Connor, T.P.   Executive Vice         1995   $270,000   $ 82,000      0            0        32,500       $  53,217     $48,451
                   President            1994   $260,000   $120,000      0            0         3,000       $   8,157     $48,194
                                        1993   $245,004   $100,000      0            0         3,000               0     $36,421

---------------

(1) Includes amounts earned in fiscal year, regardless of whether deferred.

(2) Aggregate holdings and value of restricted stock and share units at the end of the Company's last completed fiscal year for the named executive officers are as follows based on a closing price of $41.375 at December 29, 1995: Mr. Elisha held 26,809 shares of restricted stock valued at $1,109,222 and 10,736 deferred stock units valued at $444,202; Mr. Kelbley held 1,000 shares of deferred stock valued at $41,375 which will vest in 1996; Mr. Moser held 324 shares of restricted stock valued at $13,406 which vested in February 1996; Mr. O'Connor held 222 shares of restricted stock valued at $9,185 which vested in February 1996. At the same time and rate as dividends are paid to shareholders of unrestricted Class A common stock, dividends are paid on the restricted stock and accrued and deferred on the deferred stock units and deferred stock.

(3) The amounts set forth include cash payments of $117,290 to Mr. Elisha, $21,758 to Ms. Bowles, $29,917 to Mr. Kelbley, $26,654 to Mr. Moser; and $26,654 to Mr. O'Connor, and the value, based on a closing price of the Company's Class A Common Stock of $41.375 on December 29, 1995, of 2,823 units of deferred stock for Mr. Elisha, 524 units for Ms. Bowles, 720 units for Mr. Kelbley, 642 units for Mr. Moser and 642 units for Mr. O'Connor. These units are subject to forfeiture if the recipient engages in competition with the Company within the two-year period commencing December 30, 1995.

(4) Includes company contributions to the Springs of Achievement Partnership Plan, which is a tax qualified profit sharing and savings plan in which substantially all of the Company's associates participate. Amounts credited for 1995 are as follows:

                                         SAVINGS FUND             PROFIT SHARING RETIREMENT FUND
                                         ------------             ------------------------------
            Mr. Elisha.............        $  3,000                           $7,638
            Ms. Bowles.............        $  3,000                           $7,638
            Mr. Kelbley............        $  3,000                           $7,638
            Mr. Moser..............        $  3,000                           $7,638
            Mr. O'Connor...........        $  3,000                           $7,638

     Also included are credits to a contingent compensation plan. In this plan, amounts credited to the participant's account are contingent upon continued employment with the Company and vest at a rate of 10% per year until termination of employment. A participant's entire account is fully vested upon retirement on or after age sixty-five, death, or total disability. The account balance may be adjusted each year by an adjustment factor selected by the Board's Management Compensation and Organization Committee. Amounts credited for 1995 are as follows:

            Mr. Elisha.............               0
            Ms. Bowles.............        $ 15,000
            Mr. Kelbley............        $ 20,000
            Mr. Moser..............        $ 20,000
            Mr. O'Connor...........        $ 20,000

     Also includes amounts credited to an excess benefit plan and a deferred compensation plan, which provide for credits equivalent to contributions under the Springs of Achievement Partnership Plan for deferred compensation and compensation in excess of limitations provided under the Internal Revenue Code. Amounts credited for 1995 are as follows:

            Mr. Elisha.............        $ 14,061
            Ms. Bowles.............        $ 16,746
            Mr. Kelbley............        $ 22,969
            Mr. Moser..............        $ 17,813
            Mr. O'Connor...........        $ 17,813

OPTION TABLES

     The following table provides information about option grants in 1995 for the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS(1)
                                   --------------------------------                                 GRANT DATE
                                    NUMBER OF         % OF TOTAL                                     VALUE(3)
                                    SECURITIES       OPTIONS/SARS       EXERCISE                    ----------
                                    UNDERLYING        GRANTED TO        OR BASE                     GRANT DATE
                                   OPTIONS/SARS      EMPLOYEES IN        PRICE       EXPIRATION      PRESENT
              NAME                 GRANTED (#)      FISCAL YEAR(2)       ($/SH)         DATE         VALUE $
---------------------------------  ------------     ---------------     --------     -----------    ----------
W.Y. Elisha......................     19,000              3.1%          $ 39.125       2/16/2005     $127,300
                                      50,000(4)           8.2%          $ 41.875      10/27/2005     $432,000
C.C. Bowles......................      7,500              1.2%          $ 39.125       2/16/2005     $ 50,250
                                      30,000(4)           4.1%          $ 41.875      10/27/2005     $259,200
S.P. Kelbley.....................      7,500              1.2%          $ 39.125       2/16/2005     $ 50,250
                                      25,000(4)           4.1%          $ 41.875      10/27/2005     $216,000
R.W. Moser.......................      7,500              1.2%          $ 39.125       2/16/2005     $ 50,250
                                      25,000(4)           4.1%          $ 41.875      10/27/2005     $216,000
T.P. O'Connor....................      7,500              1.2%          $ 39.125       2/16/2005     $ 50,250
                                      25,000(4)           4.1%          $ 41.875      10/27/2005     $216,000

---------------
(1) All of the options were nonqualified options, were granted at the market value on the date of grant and have a term of ten years. The options with an exercise price of $39.125 become exercisable as to one-third of the options on the third anniversary of the date of grant, and as to an additional one-third of the options on each of the fourth and fifth anniversaries of the date of grant. The options with an exercise price of $41.875 become exercisable on the third anniversary of the date of grant.

(2) Based on options for 608,000 shares granted during 1995.

(3) The estimated grant date present values reflected in the above table are determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the values of the options reflected in the above table include the following:

     For the options with an exercise price of $39.125:

        - An exercise price on the option of $39.125, equal to the fair market value of the underlying stock on the date of grant.

        - An option term of 10 years.

        - An interest rate of 7.47% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.

        - Volatility of 22.653% calculated using daily stock prices for the one-year period prior to the grant date.

        - Dividends at the rate of $1.20 per share representing the annualized dividends paid with respect to a share of Class A Common Stock at the date of grant.

        - Reductions of approximately 34.01% to reflect the probability of forfeiture due to termination of employment prior to vesting, and approximately 14.10% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

     For the options with an exercise price of $41.875:

        - An exercise price on the option of $41.875 equal to the fair market value of the underlying stock on the date of grant.

        - An option term of 10 years.

        - An interest rate of 6.04% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.

        - Volatility of 20.133% calculated using daily stock prices for the one-year period prior to the grant date.

        - Dividends at the rate of $1.32 per share representing the annualized dividends paid with respect to a share of Class A Common Stock at the date of grant.

        - Reductions of approximately 11.53% to reflect the probability of forfeiture due to termination of employment prior to vesting, and approximately 11.16% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

     The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Class A Common Stock over the exercise price on the date the option is exercised.

(4) These options were granted in October 1995 subject to approval by the shareholders at the 1996 Annual Meeting of an amendment to the Incentive Stock Plan increasing the number of shares of Class A Common Stock available for awards under the Plan.

     The following table provides information about options and incremental stock equivalents, which are similar to freestanding stock appreciation rights, held by the named executive officers.

     AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF                         VALUE OF
                                                             UNEXERCISED OPTIONS/            UNEXERCISED, IN-THE-MONEY
                                                                    SARS AT                       OPTIONS/SARS AT
                                  SHARES                        FISCAL YEAR END                 FISCAL YEAR END (1)
                                 ACQUIRED      VALUE     -----------------------------     -----------------------------
             NAME               ON EXERCISE   REALIZED   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------------  -----------   --------   -----------     -------------     -----------     -------------
Elisha, W.Y...................       0            0              0          358,000(2)              0       $ 5,679,335
Bowles, C.C...................       0            0              0           43,500                 0       $    38,010
Kelbley, S.P..................       0            0         12,000           56,500         $ 148,500       $   260,760
Moser, R.W....................       0            0         12,000           56,500         $ 148,500       $   260,760
O'Connor, T.P.................       0            0         12,000           56,500         $ 148,500       $   260,760

---------------

(1) Value is based on the difference between the closing market price of the underlying Class A Common Stock at December 29, 1995 ($41.375) and the exercise or base price.

(2) Includes 274,000 incremental stock equivalents granted under the Company's Deferred Unit Stock Plan and stock options for 84,000 shares of Class A Common Stock. The value of the incremental stock equivalents is payable over a period of 10 years after termination of employment; however, Mr. Elisha currently has the right to convert the value to deferred stock or restricted stock during certain designated window periods.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table provides information about awards of performance units under the Company's Incentive Stock Plan to the named executive officers.

               LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR

                                                               PERFORMANCE         ESTIMATED FUTURE PAYOUTS
                                                                 OR OTHER         UNDER NON-STOCK PRICE BASED
                                             NUMBER OF         PERIOD UNTIL                PLANS (2)
                                          SHARES, UNITS,        MATURATION     ---------------------------------
                 NAME                   OR OTHER RIGHTS (1)     OR PAYOUT      THRESHOLD    TARGET     MAXIMUM
--------------------------------------  -------------------   --------------   ---------   --------   ----------
Elisha, W.Y...........................         13,116           3 Years        $ 162,803   $542,675   $1,085,350
Bowles, C.C...........................          2,691           3 Years        $  33,402   $111,340   $  222,680
Kelbley, S.P..........................          3,121           3 Years        $  38,739   $129,131   $  258,262
Moser, R.W............................          2,906           3 Years        $  36,071   $120,236   $  240,472
O'Connor, T.P.........................          2,906           3 Years        $  36,071   $120,236   $  240,472

---------------

(1) The number of performance units earned is based on total shareholder return over a three-year performance cycle as compared to the Standard & Poor's
     500. Achievement at the 30th percentile of these companies will result in payment of the threshold amount. The number increases proportionately up to a maximum award at the 90th percentile. No payment is made if achievement is less than the 30th percentile.

(2) The value of units earned is based on the fair market value of the Company's Class A Common Stock at the last day of the performance period (January 3, 1998) or, if greater, at the first day of the performance period (January 1, 1995). The amount of estimated future payout is based on the Class A Common Stock closing price at December 29, 1995, of $41.375.

RETIREMENT PLAN

     The Company's Senior Executive Supplemental Retirement Plan provides for target retirement benefits and a death benefit after retirement to Mr. Elisha. The annual target benefit is equal to a percentage of the participant's final average earnings (based on salary and annual bonus) at given ages and years of service. The maximum benefit is earned at 20 years of service. The benefit is offset by amounts payable under the profit-sharing fund of the Company's Springs of Achievement Partnership Plan, by one-half of the participant's Primary Social Security benefit, and by certain credits to deferred compensation plan accounts. The benefits payable under this plan are payable for the life of the participant with a 50% survivor's benefit being payable for the life of a survivor's spouse. The estimated years of service for Mr. Elisha are fifteen. The following table provides target benefits at specified levels of final average compensation and years of service.

                               PENSION PLAN TABLE

   FINAL                  YEARS OF SERVICE (AT AGE 65)
  AVERAGE                -------------------------------
COMPENSATION                10                20 OR MORE
------------             -------------------------------
 $  500,000              $225,000              $250,000
 $  600,000              $270,000              $300,000
 $  900,000              $405,000              $450,000
 $1,200,000              $540,000              $600,000

MANAGEMENT COMPENSATION AND ORGANIZATION COMMITTEE REPORT

     This report describes the compensation policies of the Management Compensation and Organization Committee applicable to the executive officers of the Company named in the Summary Compensation Table, including the specific relationship of corporate performance to compensation of executive officers for 1995. The report also discusses the 1995 compensation of Mr. Elisha, the Chairman of the Board and Chief Executive Officer, and the factors and criteria upon which it is based.

  Compensation Philosophy

     The Company's executive compensation program is linked to corporate performance and return to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's stock price. To allow monitoring of the strategy, a benchmark of median compensation levels for median performance is used. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through equity-based plans and finally to provide a compensation program that recognizes individual contributions as well as overall business results.

  Management Compensation and Organization Committee

     The Management Compensation and Organization Committee (the Compensation Committee) is composed of five non-employee directors. The Compensation Committee is responsible for approval of compensation arrangements for key executives and executive compensation plans. The Compensation Committee reviews recommendations from Mr. Elisha for key executives other than Mr. Elisha. Mr. Elisha's base salary is approved by the outside directors upon recommendation by the Compensation Committee.

     The Compensation Committee periodically conducts reviews of the Company's executive compensation program. The last review was completed in August 1994 and was supplemented in December 1995 and February 1996. These reviews included reports from an independent compensation consultant assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation to a peer group of public corporations recommended by the consultant. The compensation peer group was recommended by the consultant in 1992 based on comparable total shareholder returns and revenues. This peer group is smaller than the peer group used for the Performance Graph and consists of 17 companies. Revenues of these companies range from $800 million to $7 billion. The Compensation Committee reviews the selection of peer companies used for compensation analysis and believes the smaller group is more suitable for comparison purposes. The compensation reviews permit an ongoing evaluation of the link between the Company's performance and its executive compensation as compared to the compensation programs of other similarly positioned companies.

  Compensation Program

     The Company's compensation program reflects a weighting of annual base salary and bonuses (the Annual Component) and equity-based incentives (the Long-Term Component). Annual bonuses are weighted toward the achievement of specific corporate financial targets, but individual performance is also considered. To reflect longer term objectives, the program also includes strategic equity-based components based on increases in shareholder value which provide incentives to motivate executive behavior over the long term.

     (1) Annual Component: Base Salary and Annual Bonus

     Base Salary: Base salaries for executive officers are determined with reference to a salary grade level for each job. These levels are determined by evaluating the responsibilities of each position and comparing it with other comparable executive officer positions in the marketplace. In recent years, salary adjustments for executive officers generally have been made in 15-month intervals under the Company's compensation policy. The amount of adjustment is determined by the Compensation Committee upon recommendation by the chief executive officer, within specified limits adopted for all Company associates based on his evaluation of personal performance. The base salaries of the named executive officers generally are at or less than the median of comparable positions at those companies within the compensation peer group. Increases in base salary for the named executive officers in 1995 were based on subjective evaluations of individual performance as well as the need to maintain salaries at, or move salaries closer to, the median of comparable positions at the peer group companies.

     Annual Bonus: Executive bonuses in 1995 were earned pursuant to the Company's Achievement Incentive Plan (the AIP). The AIP links compensation to the performance of the Company. Under this plan, a bonus pool is established based on achievement of return on assets employed for each of the Company's divisions and subsidiaries relative to a targeted return. In addition, the bonus pool may be increased based on improvement in return on assets employed over the previous year. A bonus pool based on the combined achievement of the Company's divisions and subsidiaries is established for corporate executives. For 1995, 83.9% of the corporate bonus pool was based on achievement of targeted return on assets employed and 16.1% was based on improvement in return on assets employed over the previous year. Key executives of the Company receive discretionary bonuses from this pool based on individual performance. The maximum bonuses range from 50% to 150% of annual base salary depending on the executives' salary grades.

     (2) Long-Term Component

     To align shareholders' and executive officers' interests, the Company's compensation program includes long-term compensation in the form of performance unit awards and stock options. The value of these awards is related to the value of Company common shares. These awards are made under the Company's Incentive Stock Plan which was approved by the shareholders at the 1991 Annual Meeting.

     Performance units are granted in three-year cycles. If the value of the units earned based on the fair market value of the Company's Class A Common Stock on the last day of the performance period is less than $500,000, then the amount earned is paid in cash; otherwise one-half of any units earned is paid in cash based on the higher of the fair market value of the Class A Common Stock on
(i) the first day of the performance cycle or (ii) the last day of the performance cycle and the other one-half is credited as deferred stock, which is subject to an additional two-year vesting period. To determine the number of units earned, performance is measured by ranking the Company's total shareholder return over the three-year cycle within the total shareholder returns of the companies included in the Standard & Poor's 500 (the "S&P 500") Index. No payment is made for performance below the 30th percentile of the S&P 500 group, and the maximum payment is made at the 90th percentile. Long-term incentive payments for the performance period ending in 1995 were based on achievement of total shareholder return at the 34.9 percentile of the S&P 500 Index.

     The number of options and performance units granted to executive officers in 1995 was based on salary grade and base salary. A review of the long-term compensation component of the compensation peer group revealed that the value of the long-term incentive compensation of the Company's executive officers was generally below the median of the compensation peer group. As a result, an annual program of option grants was established in 1993 in addition to grants of performance units. The option grants in February 1995 were made pursuant to that program. These grants, plus additional options granted in October 1995 which are subject to shareholder approval of the amendments to the 1991 Incentive Stock Plan, were intended to move the Long-Term Component of the Company's compensation program closer to the median of the peer group.

  CEO Compensation

     Under the Compensation Committee's policy regarding CEO compensation, over one-half of Mr. Elisha's compensation opportunity is at risk based on the Company's performance and the Committee's evaluation of his performance. In reviewing Mr. Elisha's total compensation, the Compensation Committee, along with the rest of the outside directors, reviews and considers Mr. Elisha's recent performance, his achievements in prior years, and his performance trend; and also reviews his accomplishment of specific goals established for him. In addition, with respect to the Long-Term Component of the compensation program, the Compensation Committee in 1995 granted performance unit awards and stock options to Mr. Elisha under the Incentive Stock Plan as disclosed in the tables on pages 7 and 9.

     Mr. Elisha's salary rate was increased in April 1995 to maintain Mr. Elisha's salary near the median level for chief executive officers of companies in the compensation peer group. In addition, the Committee reviewed and considered the Company's performance in 1994 including record sales and near record earnings, significant profit improvement over the previous four years, successful completion of a major cost reduction program, improvement in the Company's balance sheet through reduction of short- and long-term debt, substantial completion of the restructuring of the Company's finished fabrics operations, successful introduction of the Liz At Home(TM) line of home furnishings, success of the Company's quality program and enhancement of the Company's brand and market image through the Company's Market Planning Committee. No relative weighting or importance was given to any of these considerations.

     The Committee's decision relating to Mr. Elisha's AIP bonus for 1995 was based primarily on the Company's achievements in 1995 relative to the performance criteria set forth in the AIP, which is described on page 11, but the Committee also considered, without assigning any relative weighting, the Company's achievement under Mr. Elisha's leadership of record sales and earnings in 1995, the strengthening of the Company's home furnishings segment through the acquisitions of Dundee Mills, Incorporated, substantially all of the assets of Dawson Home Fashions, Inc., and the Nanik Window Coverings Group of Apogee Enterprises, Inc., the successful restructuring of the Company into three groups to provide improved and more market-focused use of the Company's assets and human resources, successful relocation of many of the Company's marketing functions to be more closely aligned with manufacturing, strengthening of the Company's strategic planning process, major advances in the development and effectiveness of information systems, and continued enhancement of the Company's brand and marketing effectiveness.

     In addition to leading the Company through a successful year, Mr. Elisha has continued to strengthen the confidence, trust and commitment of the Company's associates. Under his leadership, the Springs of Achievement program continues to serve as a framework for operating the business and dealing with all its constituencies. Mr. Elisha is aggressively positioning the Company and its culture for continued success in the future through strategic acquisitions, hiring key personnel, and establishing a long-term strategic focus.

     The Compensation Committee has concluded that Mr. Elisha's performance warrants the compensation for 1995 as reflected in the Summary Compensation Table on page 6.

     The Compensation Committee has considered the limitations on deductibility of certain compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee's current policy is to assure that all compensation is deductible under Section 162(m) when paid. To achieve this policy, the 1991 Incentive Stock Plan is proposed to be amended at the Meeting to qualify certain awards as performance-based under Section 162(m). Additionally, the Company provides deferred compensation arrangements which permit compensation deferred under the arrangement to be exempt from the limitations.

                      Management Compensation and Organization Committee

                                C. W. Coker, Chairman
                                J. F. Akers
                                J. L. Clendenin
                                L. S. Close
                                S. H. Smith, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Akers, Coker, Clendenin, Close, and Smith served as members of the Compensation Committee in 1995. Mr. Close, who was a divisional officer of the Company from 1983 to 1986, (i) is affiliated with Kanawha Insurance Company, which received $3.8 million in 1995 for administrative services to the Company's self-funded medical plan and for group life insurance premiums and The Springs Company and affiliated or related entities which received $56,847 from the Company for rent, railroad track maintenance and miscellaneous goods and services and which paid the Company $38,707 in 1995 for administrative, maintenance and other services; and (ii) is president and chief executive officer of Sandlapper Fabrics, Inc., which paid the Company $34,300 for the purchase of fabrics in 1995.

EMPLOYMENT AGREEMENTS

     Mr. Elisha was employed pursuant to an employment agreement which expired on March 31, 1990. Certain death benefits provided under the agreement and a provision that Mr. Elisha will not engage in direct competition with the Company for a period of two years after termination of his employment by the Company or three years after termination of employment for any other reason survive the termination of this agreement.

PERFORMANCE GRAPH

Comparative Five-Year Total Returns*
Springs Industries, Inc., S&P 500, Peer Group

                                   Springs
     Measurement Period          Industries       S&P 500
   (Fiscal Year Covered)           Class A         Index        Peer Group
1990                                    100            100            100
1991                                 144.68         130.47         116.01
1992                                 171.23         140.41         115.67
1993                                 184.67         154.56         114.51
1994                                 187.45         156.60         101.95
1995                                 216.50         215.45         118.71

     Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Company's Class A Common Stock, S&P 500, and Peer Group.
---------------
* Cumulative total return assumes reinvestment of dividends.

     The peer group is composed of those 50 S&P 500 companies with market capitalizations closest to the Company's, as of the beginning of the Company's 1995 fiscal year, which the Compensation Committee believes is the most representative group for purposes of comparing the Company's shareholders' return. The Compensation Committee believes a representative group of reporting companies cannot be identified in the same industry or lines of business as the Company and that published industry indexes are not representative of the Company and its lines of business. See Exhibit A for a list of companies in the Peer Group and for a list of companies deleted from last year's Peer Group.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company (Outside Directors) receive an annual cash retainer of $18,000 and, as described below, restricted shares of the Company's Class A Common Stock under the Company's Restricted Stock Plan for Outside Directors (the Directors' Restricted Stock Plan). In addition, each Outside Director receives a fee of $2,500 for attendance at each special meeting of the Board and $1,000 for each special meeting conducted by telephone. Chairmen of Board Committees each receive an additional annual fee of $1,000.

     Under the terms of the Directors' Restricted Stock Plan, each Outside Director receives an annual grant of shares of Class A Common Stock (Restricted Shares), as of the day before each annual meeting of shareholders, having a market value equal to the annual cash retainer fee earned by the director for the preceding year, subject to forfeiture and to the restrictions described below, without payment of any consideration.

     The Restricted Shares are issued each year effective as of the day immediately preceding the annual meeting of shareholders of the Company. The market value of the Restricted Shares is based on an average market price of the Class A Common Stock during the ten-trading-day-period ending on that day. Restricted Shares issued under the Plan may be either authorized and unissued shares of Class A Common Stock or previously issued shares reacquired by the Company.

     During the restriction period provided under the Plan (the Restriction Period), the Outside Director has the right to vote the Restricted Shares and to receive and retain all regular cash dividends which are paid or distributed on the Class A Common Stock, and to exercise all other rights as a holder of Class A Common Stock. Prior to the end of the Restriction Period, however, the Outside Director may not sell, transfer or otherwise dispose of the Restricted Shares and the Company retains custody of the certificates representing the Restricted Shares and all distributions other than regular cash dividends.

     The Restriction Period ends, and all Restricted Shares granted to an Outside Director become vested, upon the termination of the Outside Director's service on the Board on account of (i) retirement in compliance with the Board's mandatory retirement policy; (ii) failure to be re-elected; or (iii) death or disability. In addition, the Restriction Period may end with the approval of the Board on a case-by-case basis if an Outside Director terminates his or her service as a member of the Board (i) for reasons of personal or financial hardship; (ii) to serve in any governmental, diplomatic or any other public service position or capacity; (iii) to avoid or protect against a conflict of interest; (iv) on the advice of legal counsel; or (v) as a result of any other extraordinary circumstances that the Board determines to be comparable to the foregoing.

     Upon the completion of the Restriction Period, all Restricted Shares granted to an Outside Director and any distributions thereon retained by the Company during the Restriction Period become vested. If an Outside Director leaves the Board for any reason other than as set forth above, then all Restricted Shares issued to such Outside Director would be forfeited to the Company.

     An Outside Director may elect deferral of compensation under the Company's Deferred Compensation Plan for Outside Directors. Under this plan, an account for an Outside Director who elects deferral is credited with units equal to the number of shares of Class A Common Stock that could have been purchased with the amount deferred. Credits representing dividends are made each quarter to the Director's related dividend account in the amount of dividends paid on an equal number of shares of the Company's Class A Common Stock. Further credits to the dividend account are made quarterly for interest at the prime rate. After termination of services, each Director who has deferred compensation receives over a selected period a number of shares of Class A Common Stock equal to the number of units in his deferred account and cash from his related dividend account. In lieu of distributing Class A Common Stock, the Company may distribute cash payments based on the value at distribution of the number of shares which would have been distributed. Outside Directors may also elect to have deferred compensation credited to a measuring fund account or interest account. The measuring fund consists of a managed portfolio of investments that are assets of the Company and is adjusted quarterly for income and appreciation or depreciation. The interest account is credited quarterly with interest at the prime rate.

     Prior to May 1, 1986, each Outside Director had the opportunity to elect deferral under the Outside Directors COLI Deferred Compensation Plan of up to $18,000 per year of compensation to be earned during the four-year period ending April 30, 1990. Upon death or retirement from the Board, a Director or his beneficiary will be entitled to payments based upon the amount of compensation which has been deferred and the period of deferral. Subject to certain conditions, a participant's deferred compensation account is credited with interest at an annualized rate equal to Moody's Seasoned Corporate Bond Yield Index, plus 2% to age 55 and plus 4% thereafter. If a Director dies before any distribution of his benefits has commenced, his beneficiary may receive a specified death benefit or the participant's accumulated account balance, whichever is greater. The Company has purchased life insurance policies to fund its obligations under the plan. Five Directors participate in the Plan.

     Credits under the COLI Plan and the Deferred Compensation Plan are only contractual obligations of the Company and create no rights superior to other unsecured, general creditors of the Company.

     During 1995, Mr. Papone provided consulting services to the Company for which he was paid $50,000. These services included meetings and consultations with the Company's Market Planning Committee regarding consumer advertising and contacts with the Company's primary advertising agency. In addition, Mr. Papone reviewed certain of the Company's printed and television advertising programs and consumer packaging. Mr. Papone will provide similar services in 1996 and has been paid a retainer of $50,000 for 1996. The retainer may be adjusted depending on the extent of consulting services provided in 1996.

RATIFICATION OF APPOINTMENT
OF PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche LLP (Deloitte) as independent certified public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the 1996 fiscal year.

     Deloitte has acted for the Company in this capacity since 1940. Its representatives will attend the Meeting, will be given the opportunity to make a statement if they desire, and will respond to questions directed to them relating to their audit or to the Company's financial statements.

     The Company's Board of Directors recommends ratification of the appointment of Deloitte as independent certified public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the 1996 fiscal year. Proxies that do not specify a vote regarding the appointment of Deloitte will be voted FOR ratification of the appointment. If a majority of the votes cast at the Meeting, in person or by proxy, should not approve such appointment, the Audit Committee and the Board of Directors of the Company will reconsider the appointment of independent certified public accountants.

PROPOSED AMENDMENTS OF THE 1991 INCENTIVE STOCK PLAN

  General

     At the 1991 Annual Meeting, the Company's shareholders approved the 1991 Incentive Stock Plan (the "Plan"). The purpose of the Plan is to enhance the ability of the Company to attract and retain key employees and is intended to stimulate the efforts of these employees by providing an opportunity for capital appreciation and recognition of outstanding service to the Company, all of which management believes will contribute to the long-term growth and profitability of the Company. The Plan is designed to achieve the objectives of the Long-Term Component of the Company's compensation program and provides for the award of Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Deferred Stock, Performance Units, Other Stock-based Awards, and certain Supplemental Grants.

     The Board of Directors, in order to ensure that the Company has a sufficient number of shares of Class A Common Stock reserved and available for distribution pursuant to the Plan, at its meeting on December 11, 1995, approved for submission to the shareholders an amendment to the Plan, to become effective as of the date of approval of the shareholders, to increase the number of shares of Class A Common Stock available for distribution pursuant to the Plan. At its meeting on February 15, 1996, the Board of Directors approved for submission to the shareholders additional amendments to the Plan, also to become effective as of the date of the approval of the shareholders, to permit the Compensation Committee of the Board of Directors to delegate to the chief executive officer or other officers of the Company, to the extent permitted by law, certain of its powers to administer the Plan only for participants who are not subject to Section 16 of the Securities Exchange Act of 1934 and to provide that awards having performance-based vesting or exercise restrictions are to be based on specific performance goals and to add a limitation on the number of shares of Class A Common Stock that may be awarded to a participant pursuant to the Plan in any fiscal year. Awards granted under the Plan, as amended, will qualify as "performance-based compensation," which is excepted from the limitation on deductions under Section 162(m) of the Internal Revenue Code for compensation in excess of $1,000,000 to certain executive officers of publicly-held corporations. To ensure that all requirements of the "performance-based compensation" exception are satisfied, the Board of Directors has directed that the amendments to the Plan be submitted to the shareholders for their approval at the 1996 Annual Meeting.

DESCRIPTION OF THE AMENDMENTS

     The full text of the 1991 Incentive Stock Plan, as proposed to be amended, is set forth in Exhibit B to this Proxy Statement. The following description of the amendments and certain features of the Plan is qualified in its entirety by the full text of the Plan.

  Increase in Authorized Shares

     The Plan currently authorizes the distribution of up to 850,000 shares of the Company's Class A Common Stock pursuant to awards granted under the Plan. The following table shows as of March 7, 1996, the number of shares authorized for issuance under the Plan, the aggregate number of shares subject to awards granted (net of awards forfeited, terminated or expired), the number of shares subject to awards exercised or satisfied, the number of shares subject to outstanding awards and the number of shares available for the grant of future awards:

                   TOTAL                                SHARES           SHARES
               SHARES GRANTED         SHARES          SUBJECT TO      AVAILABLE FOR
  SHARES        PURSUANT TO       ISSUED PURSUANT     OUTSTANDING        FUTURE
AUTHORIZED      AWARDS (NET)         TO AWARDS          AWARDS           AWARDS
----------     --------------     ---------------     -----------     -------------
  850,000          664,608             17,230           647,378          185,392

     The information presented above does not include grants of options for 445,000 shares of the Company's Class A Common Stock which were approved by the Compensation Committee on October 28, 1995, subject to approval by the shareholders of the amendment to the Plan increasing the aggregate number of shares subject to the Plan. As of March 7, 1996, taking into account the October 28, 1995, grants, there are no shares available under the Plan. The amendment would increase the number of shares available for awards under the Plan to 2,100,000 shares of Class A Common Stock. Thus, if the amendment is approved by the shareholders and taking into account the October 28, 1995, grants, 990,392 shares of Class A Common Stock, which is 4.9% of the total issued and outstanding shares of Class A Common Stock and Class B Common Stock as of December 30, 1995, the last day of the immediately preceding fiscal year, would be available for use under the Plan. If the amendment is not approved by the shareholders, the options granted in October 1995 will become null and void.

  Individual Maximum Limitation; Performance Criteria

     Section 162(m) of the Internal Revenue Code, which became effective in 1994, generally denies deductions for compensation in excess of $1,000,000 per year paid to any executive officer of a publicly-held corporation named in the summary compensation table included in such corporation's proxy statement. The $1,000,000 limitation does not apply to certain types of compensation, including compensation that qualifies as "performance-based compensation."

     The Company believes that under the regulations implementing Section 162(m) of the Internal Revenue Code the $1,000,000 limitation imposed by Section 162(m) will not affect any future deductions that the Company may take on account of awards made under the Plan prior to its amendment on April 29, 1996. Because the amendments to the Plan described herein may constitute a material modification of the Plan, however, the applicable regulations require the Board of Directors to amend the Plan to limit the number of shares of Class A Common Stock that may be awarded to a participant pursuant to the Plan in any fiscal year if future awards are to qualify for the "performance-based compensation" exception. Accordingly, the proposed amendment would limit the number of shares of Class A Common Stock that may be awarded to a participant in any fiscal year to 250,000 shares. In addition, the amended Plan would provide that if, during any fiscal year, a stock option or stock appreciation right is granted to a participant and, during the same fiscal year, such option or right is canceled, terminated, or repriced, either by the Company or by the participant, the shares of Class A Common Stock issuable pursuant to such an option or right shall continue to be applied to reduce the maximum number of shares issuable to the participant for such fiscal year, and, subject to certain limitations, a repricing of options or rights during the fiscal year in which they were granted shall be treated as the granting of new options or rights.

     The amended Plan further provides that awards having performance-based vesting or exercise restrictions are to be based on specific performance goals. Performance goals must be expressed as an objectively determinable level of performance of the individual participant, a Company business unit, or the Company as a whole, based on one or more of the following: price of the Class A Common Stock, market share, sales, earnings, earnings per share, return on equity or assets, costs, and total shareholder return, as determined by the Compensation Committee at the time of establishing the performance goal.

     To enable future awards granted under the Plan to qualify as "performance-based compensation" and not be subject to the $1,000,000 limitation on deductibility, the Board of Directors has directed that the amendments to the Plan be submitted to the shareholders for their approval.

  Delegation of Certain Aspects of Administration of the Plan

     The Plan currently authorizes the Compensation Committee of the Board of Directors to administer the Plan and to make all determinations necessary or advisable with respect to the Plan. The Committee is comprised of at least three directors, each of whom must be "disinterested" as such term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Administration of all aspects of the Plan by the Committee is required with respect to Company executive officers, directors and other "insiders" deemed to be subject to
Section 16 of the Act. Administration of the Plan by the Committee is not required as to other participants. The amendment would, to the extent permitted by applicable law, permit the Committee to delegate certain aspects of the administration of the Plan to the chief executive officer or other officers of the Company who are not members of the Committee in an effort to make administration of the Plan more efficient. Under the proposed amendments to the Plan, the authorization of the aggregate number of shares subject to awards to be granted during any period would continue to be made by the Committee, but certain other aspects of the awards, including the determination of recipients and the terms of the awards, could be delegated to the chief executive officer or other officers of the Company. Thus, if the amendments are approved by the shareholders, the chief executive officer or other officers of the Company designated by the Committee could perform certain of the administrative functions which are described below under the heading "Description of the Plan" as being the responsibility of the Committee, with respect to individuals who are not subject to Section 16 of the Exchange Act.

DESCRIPTION OF THE PLAN

  Administration; Eligible Employees

     The Plan is administered by the Compensation Committee of the Board of Directors. Members of the Committee and other Outside Directors are not eligible for awards. The Committee has full power to select from among the employees eligible for awards the individuals to whom awards will be granted, to make any combination of awards to any participants, and to determine the specific terms of each grant, subject to the provisions of the Plan. Persons eligible to participate in the Plan will be those officers and other key employees of the Company and its subsidiaries (expected to be approximately 250 persons) who are responsible for or contribute to the management, growth or profitability of the business of the Company and its subsidiaries, as selected from time to time.

  Stock Options

     The Plan permits the granting of non-transferable stock options that qualify as incentive stock options under Section 422A(b) of the Internal Revenue Code ("incentive options" or "ISOs") and non-transferable stock options that do not qualify ("nonstatutory options"). The exercise price of each option shall be determined by the Compensation Committee in its discretion but may not be less than the fair market value of the Class A Common Stock on the date the option is granted in the case of incentive options, and may not be less than 50% of such fair market value in the case of nonstatutory options. On March 7, 1996, the closing price of the Class A Common Stock on the NYSE (composite tape), as reported in The Wall Street Journal, was $44.50.

     The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. The exercise price of options granted under the Plan must be paid in cash or by delivery of shares of unrestricted Common Stock or a combination of cash and shares.

     In the event of termination of employment for retirement, disability or death, an option may thereafter be exercised to the extent it was then exercisable for a period of one year unless the Committee specifies another period, subject to the stated term of the option. In case of death after retirement or disability while the option is still exercisable, the option will in general be exercisable for one year following death, or other period specified by the Committee, subject to the stated term of the option. If an optionee terminates employment for any reason other than retirement, disability or death, generally his or her options will terminate, unless provided otherwise by the Committee.

     To qualify as incentive options, options must currently meet additional federal tax requirements, including limits on the value of shares subject to incentive options first exercisable annually to any participant and a shorter exercise period and higher minimum exercise price in the case of certain large shareholders. To the extent these special requirements are changed or eliminated, the Plan may be amended accordingly.

  Stock Appreciation Rights

     The Committee may also grant non-transferable rights, alone or in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or shares of unrestricted Class A Common Stock, Restricted Stock, or Deferred Stock awards equal to (or if determined by the Committee at the time of grant, less than) the increase since the date of grant in the value of the shares covered by such right ("stock appreciation right"). Each tandem stock appreciation right terminates upon the termination or exercise of any accompanying option.

     The fair market value of a share will generally be the average of the closing prices on the NYSE on the last three trading days prior to and including the date of exercise. The Plan gives the Committee discretion to establish a uniform "fair market value" that would apply to any rights which are exercised or requests which are made and honored with respect to certain officers of the Company during designated periods, irrespective of the market price of the Class A Common Stock on the particular day during such periods on which such rights are exercised. However, the Committee may not establish for this purpose a value for any period which exceeds the highest closing sale price of the Class A Common Stock reported on the NYSE (composite tape) during such period.

  Restricted Stock and Unrestricted Stock

     The Committee may also award shares of Class A Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price, if any, of shares of Restricted Stock shall be determined by the Committee but, if any purchase is payable in an amount other than the par value of the shares, it shall be equal to at least 50% of the fair market value of the Common Stock on the award date.

     Recipients of Restricted Stock must enter into a Restricted Stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. The Committee may at any time waive such restrictions or accelerate such dates. Shares of Restricted Stock are non-transferable. If a participant who holds shares of Restricted Stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, then, unless otherwise provided in the award agreement or otherwise determined by the Committee, the shares will be forfeited and the Company shall pay the participant any cash consideration paid by the participant. Prior to the lapse of restrictions on shares of Restricted Stock, the participant will have all rights of a shareholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to Restricted Stock or specifically set forth in the Restricted Stock award agreement.

     The Committee may also grant shares which are free from any restrictions under the Plan ("Unrestricted Stock"). Unrestricted Stock may be issued (at no cost or for par value) in recognition of past services or in other circumstances where the Committee determines the grant to be in the best interests of the Company.

  Deferred Stock

     The Committee may also make Deferred Stock awards under the Plan. These are non-transferable awards entitling the recipient to receive shares of Class A Common Stock without any payment in one or more installments at a future date or dates, as determined by the Committee. Receipt of Deferred Stock may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. Any deferral under a Deferred Stock award may be waived by the Committee at any time prior to termination of employment.

  Performance Units

     The Committee may also award non-transferable Performance Units entitling the recipient to receive shares of Class A Common Stock or cash in such combinations as the Committee may determine. Payment of the award may be conditioned on achievement of individual or Company performance goals over a fixed or determinable period and such other conditions as the Committee shall determine. A recipient of the award must enter into an agreement setting forth the applicable conditions, as determined by the Committee. Except as otherwise determined by the Committee, rights under a Performance Unit award will terminate upon a participant's termination of employment. Any conditions in an award may be waived or modified by the Committee at any time prior to termination of employment.

     Performance Units may be awarded independently or in connection with stock options or other awards under the Plan and may provide for payment at specified times or at times elected by the recipients. Unless otherwise determined by the Committee, payment of Performance Units issued in connection with stock options shall reduce the number of shares subject to the option on such basis as is specified in the award agreement.

  Other Stock-based Awards

     The Committee may in its discretion grant other types of awards of, or based on, Class A Common Stock ("Other Stock-based Awards"). Such awards may include debt securities convertible into or exchangeable for shares of Common Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. The Committee may determine the amount and form of consideration, if any, payable upon the issuance or exercise of an Other Stock-based Award. The Committee may prescribe limitations or conditions requiring forfeiture by the participant, or permitting repurchase by the Company, of Other Stock-based Awards or related securities, and may at any time, if it determines such action to be in the best interests of the Company, accelerate or waive any such limitations or conditions.

     Other Stock-based Awards may not be transferred other than by will or by the laws of descent and distribution, but only to the extent provided in the award agreement, or be exercised, during the life of the participant, other than by the participant or the participant's guardian or legal representative. The recipient of an Other Stock-based Award will have rights of a shareholder only to the extent, if any, specified by the Committee in the Other Stock-based Award agreement.

  Supplemental Grants

     In connection with awards granted or exercised under the Plan, the Committee may authorize loans from the Company to the participant. Loans, including extensions, may be for up to 10 years and may be either secured or unsecured. Each loan shall be subject to such terms and conditions and shall bear such rate of interest, if any, as the Committee shall determine. However, any such loan shall not be used to pay the par value of any shares issued to the borrower, and the amount of any such loan shall not exceed the total exercise or purchase price paid by the borrower under an award or for related stock plus an amount equal to the cash payment which could have been paid to the borrower in respect of taxes as described in the next paragraph. Loans may be made at any time, subject to such limitations as the Committee shall prescribe.

     The Committee may at any time also grant to a participant the right to receive a cash payment in connection with taxable events (including the lapse of restrictions) under grants or awards. The amount of any such payment may not exceed the amount estimated to be necessary to cover federal, state and local income taxes due with respect to the award and cash payment.

 Dividends and Deferrals; Nature of Company's Obligations Under the Plan

     The Committee may require or permit the immediate payment or deferral of dividends and amounts equal to dividends on awards under the Plan. The Committee may also provide for the accrual of interest on amounts deferred under the Plan on such terms as the Committee may determine.

     Unless the Committee expressly determines otherwise, participants in the Plan will have no rights greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts and other arrangements to facilitate or ensure the Company's obligations under the Plan, provided that such trusts and arrangements are consistent with the foregoing provisions.

  Adjustments

     The Committee is required to make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger in which the Company is the surviving corporation, recapitalization or similar reorganization, the Company shall make appropriate adjustments to outstanding stock options and stock appreciation rights and, in the Committee's discretion, may make other equitable or appropriate adjustments to other outstanding awards. In the event of a liquidation, dissolution or merger in which the Company is not the survivor, the Committee in its discretion may provide for substitution or adjustments or may accelerate or, upon payment of other consideration for the vested portion of any award as the Committee deems equitable in the circumstances, terminate such awards.

  Amendment and Termination

     The Board of Directors may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel awards or provide substitute awards to satisfy changes in the law or for any other lawful purpose. However, no such action shall adversely affect any rights under outstanding awards without the holder's consent. Shareholder approval is required for any amendment that would materially increase benefits accruing under the Plan, increase the number of shares of Class A Common Stock reserved under the Plan, or materially modify eligibility requirements under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The Company is advised that under the federal income tax laws now in effect:

  Incentive Options

     For regular income tax purposes, no taxable income is realized by the optionee upon the grant or exercise of an ISO, if no disposition of shares issued upon exercise of the ISO is made by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee. In such case, (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deductions will be allowed to the Company for federal income tax purposes. However, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

     If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules apply when all or a portion of the exercise price of the ISO is paid by tendering shares of Class A Common Stock, and special rules may also apply where the optionee is subject to Section 16(b) of the Securities Exchange Act of 1934. A disqualifying disposition will eliminate the item of tax preference associated with the exercise of the ISO if it occurs in the same taxable year as the exercise of the ISO.

  Nonstatutory Options

     No income is realized by the optionee at the time a nonstatutory option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company receives a tax deduction for the same amount and (b) at disposition, appreciation or depreciation after the date of the exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules could apply in some situations if the optionee is subject to
Section 16(b) of the Securities Exchange Act of 1934.

  Stock Appreciation Rights

     No income will be realized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, or when a participant receives payment in cancellation of a right, the participant will generally be required to include as taxable ordinary income in the year of such exercise or payment an amount equal to the amount of cash received and the fair market value of any stock received. The Company will generally be entitled at the same time to a deduction for federal income tax purposes equal to the amount includable as ordinary income by such participant.

  Restricted Stock, Unrestricted Stock

     The recipient of Restricted Stock generally will realize ordinary income equal to the fair market value of the stock at the time the stock is no longer subject to forfeiture, minus any amount paid for such stock, and the Company will receive a corresponding deduction. However, unless prohibited by the award agreement, a recipient may elect under Section 83(b) of the Internal Revenue Code to realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Internal Revenue Code). If Restricted Stock is received in connection with another award under the Plan, the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for Restricted Stock.

     The recipient of Unrestricted Stock will realize ordinary income equal to the fair market value of the stock at the time the stock is transferred, minus any amount paid for such stock. Where the recipient is subject to Section 16(b) of the Securities Exchange Act of 1934, special rules apply under which the timing and the amount of ordinary income to the recipient and the timing and amount of tax deduction available to the Company may be deferred until six months after receipt of the Unrestricted Stock.

  Deferred Stock

     The recipient of a Deferred Stock award generally will realize ordinary income equal to the fair market value of the stock on the date that the stock is distributed to the participant. The capital gain or loss holding period of such stock will also commence on such date. The Company generally will be entitled to a deduction equal to the amount taxable as ordinary income to the employee.

     If a right to Deferred Stock is received under another award, the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above.

  Performance Units

     The recipient of a Performance Unit award generally will realize ordinary income equal to any cash received and the fair market value of any Class A Common Stock issued under the award, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient. Any cash received under a Performance Unit award will be included in income at the time of receipt. The fair market value of any Class A Common Stock received will also generally be included in income (and a corresponding deduction will generally be available to the Company) at time of receipt. The capital gain or loss holding period for any Class A Common Stock distributed under a Performance Unit award will begin when the recipient recognizes ordinary income in respect of that distribution.

  Other Stock-based Awards

     The federal income tax consequences of Other Stock-based Awards will depend on how such awards are structured. Generally, the Company will be entitled to a deduction with respect to such awards only to the extent that the individual realizes compensation taxable as ordinary income in connection with such awards. It is anticipated that Other Stock-based Awards will usually result in compensation income to the participant in some amount. However, some forms of Other Stock-based Awards may not result in any compensation income to the participant or any income tax deduction for the Company.

  Supplemental Grants

     Generally, bona fide loans made under the Plan will not result in taxable income to the recipient or in a deduction to the Company. However, any such loan made at a rate of interest lower than certain rates specified under the Internal Revenue Code may result in an amount (measured, in general, by reference to the difference between the actual rate and the specified rate) being included in the borrower's income and deductible by the Company. Forgiveness of all or a portion of a loan will also result in ordinary income to the borrower and a deduction for the Company. If outright cash grants are given to facilitate the payment of award-related taxes, the grants will be includable as ordinary income by the recipient at the time of receipt and will in general be deductible by the Company.

  Dividends

     Dividends paid on Class A Common Stock (including Restricted Stock), to the extent includable in a participant's income under the Plan, will be taxed as ordinary income. Generally, the Company will not be entitled to any deduction for dividends. However, if dividends are paid with respect to shares that are not transferable and are subject to a substantial risk of forfeiture, and if the participant has not elected immediate recognition of income under Section 83(b) of the Internal Revenue Code with respect to those shares, the dividends will be treated as additional compensation deductible by the Company at such time as the dividends are included in the participant's income.

     The foregoing discussion is provided for the information of shareholders and is not a complete description of the federal tax consequences in respect of transactions under the Plan, nor does it describe state or local tax consequences.

  Outstanding Awards

     As of March 7, 1996, 1,092,378 shares of Class A Common Stock were subject to outstanding awards under the Plan, including 445,000 shares subject to options granted in October 1995, which are subject to shareholder approval of the amendment to the Plan increasing the number of shares of stock subject to the Plan. Of such shares,

          (1) 911,000 shares were subject to outstanding stock options, all of which are nonstatutory options, and the exercise prices of such options ranged from $29.000 per share to $41.875 per share. The exercise prices of such options were 100% of the fair market value of the underlying shares of Class A Common Stock on the dates the options were granted. The expiration dates of such options range from December 8, 2001, to October 27, 2005.

          (2) 147,861 shares of Class A Common Stock were subject to outstanding performance unit awards under the Plan and are issuable upon the vesting and earning of Performance Units. The number of Performance Units earned is a function of total shareholder return over a three-year performance cycle as compared to the Standard & Poor's 500. One-half of the Performance Units earned by a participant is payable in shares of Class A Common Stock, with one share issued for each of such Performance Unit earned, and the remaining one-half of the Performance Units earned shall be paid in cash. However, if the total value (based upon the fair market value of the Class A Common Stock on the last day of the performance cycle) of all Performance Units earned by all participants for a specific performance cycle is less than $500,000, all Performance Units earned will be settled in cash. The cash value of Performance Units earned is based upon the greater of the fair market value of the Class A Common Stock on the first day of the performance cycle or the last day of the performance cycle.

          (3) The remaining 33,517 shares of Class A Common Stock were subject to outstanding deferred stock awards under the Plan. These awards become vested over the periods provided by the terms of the awards and the underlying shares will be distributed before or after termination of employment as provided by the terms of the awards.

     As of March 7, 1996, 24 associates were holders of outstanding nonstatutory options, 24 associates were holders of outstanding Performance Units granted under the Plan, and 19 associates were holders of outstanding Deferred Stock granted under the Plan.

     THE AFFIRMATIVE VOTE OF PERSONS HOLDING AT LEAST A MAJORITY OF THE OUTSTANDING VOTES ENTITLED TO BE CAST IS REQUIRED FOR APPROVAL OF THE AMENDMENTS TO THE 1991 INCENTIVE STOCK PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AS OF FEBRUARY 16, 1996:

                                                 CLASS A COMMON        CLASS B          PERCENT
                        NAME                     STOCK(1)(2)(3)      COMMON STOCK      OF CLASS B
        -------------------------------------    --------------     --------------     ----------
        DIRECTORS & NOMINEES
        J. F. Akers..........................        1,654
        C. C. Bowles.........................          739            135,600(4)           1.8%
        J. L. Clendenin......................        2,090
        L. S. Close..........................        1,890            128,995(4)           1.7%
        C. W. Coker..........................        3,390
        W. Y. Elisha.........................       10,322(5)          50,201              0.7%
        D. M. Krausse........................        2,284
        J. H. McArthur.......................        1,890
        A. Papone............................        2,004
        D. S. Perkins........................      146,012(6)
        R. B. Smith..........................        1,204
        S. H. Smith..........................        2,074
        S. Turley............................        2,890
        EXECUTIVE OFFICERS
        S. P. Kelbley........................       12,290(7)
        R. W. Moser..........................       19,429(7)
        T. P. O'Connor.......................       15,245(7)
        All Directors, Nominees and Executive
          Officers as a Group................      269,904            314,796              4.1%

---------------
(1) Each of the persons named above holds less than 1% of the Class A Common Stock. All Directors, Nominees and Executive Officers as a Group hold 2.2% of the Class A Common Stock.

(2) Includes shares held under the Directors' Restricted Stock Plan as follows:
    Mr. Akers, 654; Ms. Bowles, 487; Messrs. Clendenin, Close, Coker, Krausse, McArthur, and Turley, 1,890 each; Mr. Papone and Ms. Smith, 1,004 each; and Mr. Smith, 1,574. The directors have sole voting power as to these shares but do not have investment power until lapse of restrictions on the restricted shares.

(3) Includes shares held in the Springs of Achievement Partnership Plan and/or restricted shares as follows: Ms. Bowles, 252; Mr. Elisha, 322; Mr. Kelbley, 290; and Mr. O'Connor, 289. These persons have sole voting power as to these shares but do not have investment power until the shares are distributed, in the case of the Springs of Achievement Partnership Plan, or until restrictions lapse, in the case of restricted shares.

(4) See text under the caption "Close Family Ownership" on page 25 for additional information about ownership of Class B Common Stock.

(5) Does not include 30,000 shares of Class A Common Stock held by a trust for the benefit of Mr. Elisha's children and grandchildren of which Mr. Elisha was the settlor. Mr. Elisha disclaims beneficial ownership of these shares.

(6) Mr. Perkins holds shared voting power as to 142,600 of these shares as a trustee of the Putnam Funds.

(7) Includes beneficial ownership of Class A Common Stock that may be acquired within 60 days pursuant to stock options awarded under the Incentive Stock Plan as follows: for Mr. Kelbley, 12,000; for Mr. Moser, 12,000; and for Mr. O'Connor, 12,000.

  Close Family Ownership

     Mrs. Anne Springs Close and members of her family, including Mrs. Crandall Close Bowles and Mr. Leroy S. Close, (collectively the Close Family) and certain related entities, own as of February 16, 1996, a total of 7,536,952 shares (98.8%) of the Company's Class B Common Stock and 2,629 shares of Class A Common Stock (.1%) as shown in the following table and accompanying notes:

                                                      CLASS A          CLASS B        PERCENTAGE
                         NAME(1)                    COMMON STOCK     COMMON STOCK     OF CLASS B
        ------------------------------------------  ------------     ------------     ----------
        Anne Springs Close........................                       112,964          1.5
        Crandall Close Bowles.....................        739            135,600          1.8
        Leroy S. Close............................      1,890            128,995          1.7
        Close Family Trusts.......................                     5,083,682(2)      66.9
        The Springs Company.......................                     1,401,930(3)      18.4
        Central Reassurance Corporation...........                       250,000(4)       3.3

---------------

(1) The address for the named parties is P.O. Drawer 460, Lancaster, South Carolina 29721.

(2) These shares are held in different trusts by Mrs. Close, and by certain children of Mrs. Close, as trustees for the children of Mrs. Close. While Mrs. Close, Mrs. Bowles and Mr. Close each disclaim beneficial ownership of these shares, they have shared voting power with respect to 4,178,680; 2,655,610; and 1,849,743 of these shares, respectively.

(3) In addition to the Class B shares shown, The Springs Company holds 423,781 shares (5.6%) as the trustee of management trusts for certain members of the Close Family. All outstanding stock of The Springs Company is owned by trusts for the benefit of certain members of the Close Family. Mrs. Close, Mrs. Bowles and Mr. Close are directors of The Springs Company.

(4) All outstanding stock of Central Reassurance Corporation is owned by trusts for the benefit of certain members of the Close Family. Mrs. Bowles is a director of Central Reassurance Corporation.

TRANSACTIONS WITH CERTAIN PERSONS

     For many years the Company has transacted business with certain companies that are controlled by members of the Close Family. Mrs. Bowles and Mr. Close are affiliated with these companies. The amounts paid or received by the Company for these transactions are set forth below.

     The Company paid The Springs Company and certain of its affiliates $56,847 for rent, track maintenance and miscellaneous goods and services in 1995.

     Kanawha Insurance Company writes certain group insurance policies for the Company. Kanawha also provides administrative services under the Company's self-funded medical plan. Premiums paid by the Company to Kanawha for the group policies totaled approximately $2.1 million in 1995. The Company paid Kanawha approximately $1.7 million in 1995 for administrative services under the Company's medical plan.

     In the opinion of the Company's management, the services, property, and facilities described in the foregoing paragraphs, which have been reviewed by the Audit Committee, have been obtained by the Company on terms as favorable as those available from unaffiliated parties.

     Charges by the Company for services and sales in 1995 to affiliates or related interests (excluding charges to charitable organizations for materials and services related to their local charitable and educational programs, and excluding materials and services acquired from outside sources for the benefit of related entities for which the Company received full reimbursement) were approximately $38,707 to The Springs Company and its affiliated or related entities and to the Close family consisting primarily of recordkeeping, administrative, maintenance, and courier services, and $34,300 to Sandlapper Fabrics, Inc., for sale of fabrics.

     The Company, as a service to its employees and pursuant to individual authorization, provides at no charge a payroll deduction program for payment of premiums on individual insurance policies purchased directly from Kanawha Insurance Company.

     In 1987 the Company entered into a 50-year agreement with Springland, Inc., a wholly-owned subsidiary of The Springs Company, to lease the Founder's House located in Fort Mill, South Carolina, which is listed in the National Register of Historic Structures. The Company uses the Founder's House to provide quarters for visiting directors, associates and guests of the Company. The Founder's House is also used for meetings by the Company.

     The Company is obligated to pay rent of $1 per year under the lease and to pay for all utilities, insurance, maintenance, and taxes on the Founder's House. Springland has the right to terminate the lease upon six months' notice after the year 2019. If Springland elects to terminate the lease, it must pay the Company the unamortized book value of improvements made by the Company computed on a straight-line amortization basis over a 40-year useful life. In return for leasing the Founder's House for $1 per year, the Company paid approximately $1,470,000 in 1988 for the rehabilitation and reconstruction of the Founder's House and received a tax credit of approximately $140,000 for a portion of the cost of rehabilitation.

OTHER MATTERS

     The minutes of the Annual Meeting of Shareholders held May 1, 1995, and reports by Mr. Elisha will be presented at the Meeting, but it is not intended that action taken under the proxy will constitute approval of matters referred to in such minutes or reports.

     The Company's management is not aware of any other matters to be presented at the Meeting. If other matters should arise, however, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

ANNUAL REPORT AND FORM 10-K

     The Annual Report to Shareholders, including financial statements of the Company for the fiscal year ended December 30, 1995, is included with these proxy materials. The Annual Report is not a part of the proxy soliciting material.

     A copy of the Company's annual report on Form 10-K to the Securities and Exchange Commission may be obtained by shareholders without charge by writing:
Springs Industries, Inc., P. O. Box 70, Fort Mill, South Carolina 29716,
Attention: Secretary.

                                       FOR THE BOARD OF DIRECTORS
                                       C. POWERS DORSETT
                                       Secretary

                                                                  March 14, 1996

                                                                       EXHIBIT A

                          COMPANIES IN THE PEER GROUP

Alberto-Culver Co. - Class B
Alexander & Alexander Services, Inc.
Armdahl Corporation
Armco Inc.
Ball Corp.
Bally Entertainment Corp.
Beverly Enterprises, Inc.
Centex Corp.
Cincinnati Milacron, Inc.
Community Psychiatric Centers
Consolidated Freightways, Inc.
Coors (Adolph) Co. - Class B
Crane Co.
Cray Research, Inc.
Data General Corp.
Eastern Enterprises
EG&G, Inc.
ENSERCH Corp.
Fleetwood Enterprises, Inc.
Fleming Cos., Inc.
Giddings & Lewis, Inc.
Great Atlantic & Pacific
  Tea Company, Inc.
Harland (John H.) Co.
Helmerich & Payne, Inc.
Intergraph Corp.
Jostens, Inc.
Kaufman and Broad Home Corp.
Longs Drug Stores Corp.
Luby's Cafeterias, Inc.
McDermott International, Inc.
Meredith Corp.
NACCO Industries, Inc. - Class A
Navistar International Corp.
NorAm Energy Corp.
Ogden Corp.
Oneok Inc.
Peoples Energy Corp.
Potlatch Corp.
Pulte Corp.
Rowan Cos., Inc.
Russell Corp.
Safety-Kleen Corp.
Santa Fe Energy Resources, Inc.
Scientific-Atlanta Inc.
Timken Co. (The)
Trinova Corp.
United States Surgical Corp.
Unisys Corp.
USAir Group Inc.
USLIFE Corp.

 COMPANIES IN LAST YEAR'S PEER GROUP THAT ARE NOT INCLUDED IN THE CURRENT PEER
                                     GROUP

Bassett Furniture Industries, Inc.
Brown Group, Inc.
Bruno's Inc.
Charming Shoppes, Inc.
First Mississippi Corp.
Harnischfeger Industries, Inc.
Maxus Energy Corp.
Morrison Knudsen Corp.
Outboard Marine Corp.
Ryan's Family Steak Houses, Inc.
Shared Medical Systems Corp.
Shoney's, Inc.
Stride Rite Corp.
Transco Energy Co.
Yellow Corp.
Zenith Electronics Corp.

                                                                       EXHIBIT B

                            SPRINGS INDUSTRIES, INC.
                AMENDED AND RESTATED 1991 INCENTIVE STOCK PLAN*

     1. Purpose. The purpose of the Springs Industries, Inc. 1991 Incentive Stock Plan is to promote the interests of the Company and it shareholders by enabling selected key employees of the Company and its subsidiaries to participate in the long-term growth of the Company by receiving the opportunity to acquire shares of the Company's Stock and to provide for additional compensation based on appreciation in the Company's Stock. The Plan provides a means to attract and retain key employees of merit and is intended to stimulate the efforts of such employees by providing an opportunity for capital appreciation and by recognizing outstanding service to the Company, thus contributing to the long-term growth and profitability of the Company.

     2. Defined Terms. The following defined terms have the meanings set forth below:

          (a) "Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (b) "Award" or "Awards" except where referring to a particular category of grant under the Plan shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards, Performance Unit Awards and Other Stock-Based Awards.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended, and any successor code and related rules, regulations and interpretations.

          (e) "Committee" means the Management Compensation and Organization Committee of the Board (or any successor committee as described in Section 5 below); such Committee shall consist of at least three members of the Board, each of whom shall be a Disinterested Person.

          (f) "Company" means Springs Industries, Inc.

          (g) "Deferred Stock Award" is defined in Section 11(a).

          (h) "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

          (i) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3), promulgated under the Act, or any successor definition promulgated by the Securities and Exchange Commission under the Act.

          (j) "Fair Market Value" on a specified date shall be the average of the closing prices of the Stock on the New York Stock Exchange on the last three trading days prior to the day immediately following the specified date.

          (k) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (l) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          (m) "Other Stock-Based Award" is defined in Section 13(a).

          (n) "Performance Unit Award" is defined in Section 12(a).

          (o) "Plan" means the Springs Industries, Inc. 1991 Incentive Stock Plan, as amended from time to time.

          (p) "Restricted Stock Award" is defined in Section 9(a).

          (q) "Retirement" means a severance from the active employment of the Company or its Subsidiaries by reason of retirement pursuant to the provisions of any profit sharing, pension or other retirement plan of the

---------------

* THE PROPOSED AMENDMENTS ARE SET FORTH IN BOLD PRINT IN THE TEXT OF PLAN.

     Company or its Subsidiaries, or any contract between the Company or any of its Subsidiaries and the participant.

          (r) "Rule 16b-3" means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Act, as amended from time to time.

          (s) "Stock" means the Class A Common Stock, $.25 par value, of the Company.

          (t) "Stock Appreciation Right" means a right described in Section
     8(a).

          (u) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 7.

          (v) "Stock Surrender Withholding Election" shall have the meaning set forth in Section 15.

          (w) "Subsidiary" shall mean any corporation a majority of whose Board of Directors the Company has the voting power to elect, either directly or indirectly through another corporation or series of corporations, domestic or foreign.

          (x) "Unrestricted Stock Award" is defined in Section 10.

          (y) "Tax Date" shall have the meaning set forth in Section 15.

     3. Stock Subject to the Plan.

     (a) Shares Issuable. The maximum number of shares of Stock reserved and available for distribution pursuant to Awards under the Plan shall be 2,100,000 shares. Such shares OF STOCK may consist, in whole or in part, of authorized and unissued shares or treasury shares. If (i) an Award expires or terminates for any reason without being exercised in full or is satisfied without the distribution of Stock, or (ii) Stock distributed pursuant to an Award is forfeited or reacquired by the Company, or is surrendered upon exercise of an Award, the Stock subject to such Award or so forfeited, reacquired or surrendered shall again be available for distribution for purposes of the Plan.

     (b) Changes in Capitalization. In the event of a stock dividend, stock split or any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares effected without receipt of consideration by the Company, the Committee shall make appropriate adjustments in (i) the number of and kind of shares of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards and (iii) the option or purchase price in respect of such shares. In the event of any such change in capitalization of the Company, the Committee may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which outstanding Awards are exercisable and with respect to which future Awards may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of Section 18 below. In the event the Stock is changed into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan. Except (i) as expressly provided in the preceding sentences or (ii) for any distribution or adjustment made with respect to outstanding shares of Restricted Stock in connection with a distribution or adjustment made with respect to all other outstanding shares of Stock, any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to any Award. The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     (c) Substitute Awards. The Company may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in Section 3(a) only to the extent that the substitute

Awards are both granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Act and are granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule under the Act) by the stockholders of the entity which issued such predecessor awards.

     4. Eligibility. Participants in the Plan will be such officers and other key employees of the Company and its Subsidiaries (but excluding any person who serves only as a director) who are responsible for or contribute to the management, growth, or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. NO PARTICIPANT SHALL BE GRANTED DURING ANY FISCAL YEAR THE RIGHT TO ACQUIRE PURSUANT TO AWARDS GRANTED UNDER THE PLAN MORE THAN 250,000 SHARES OF STOCK. IF, DURING ANY FISCAL YEAR, A STOCK OPTION OR STOCK APPRECIATION RIGHT IS GRANTED TO A PARTICIPANT AND, DURING THE SAME FISCAL YEAR, SUCH OPTION OR STOCK APPRECIATION RIGHT IS CANCELED, TERMINATED, OR REPRICED, EITHER BY THE COMPANY OR BY THE PARTICIPANT, THE SHARES OF STOCK ISSUABLE PURSUANT TO SUCH AN OPTION OR STOCK APPRECIATION RIGHT SHALL CONTINUE TO BE APPLIED TO REDUCE THE MAXIMUM NUMBER OF SHARES ISSUABLE TO THE PARTICIPANT FOR SUCH FISCAL YEAR, AND, SOLELY FOR PURPOSES OF THIS SECTION 4 OF THE PLAN, A REPRICING OF OPTIONS OR STOCK APPRECIATION RIGHTS DURING THE FISCAL YEAR IN WHICH THEY WERE GRANTED SHALL BE TREATED AS THE GRANTING OF NEW OPTIONS OR STOCK APPRECIATION RIGHTS.

     5. Administration of the Plan. The Plan shall be administered by the Committee or such other committee of the Board, composed of not less than three Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the officers and other key employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards, Performance Units Awards, and any Other Stock-Based Awards, or any combination of the foregoing, granted to any one or more participants;

          (iii) to determine the number of shares to be covered by any Award;

          (iv) to ESTABLISH the terms and conditions of any Award, including, but not limited to:

             (A) the share price;

             (B) any restriction or limitation ON THE GRANT, VESTING OR EXERCISE OF ANY AWARD (INCLUDING, BUT NOT LIMITED TO, THE ATTAINMENT (AND CERTIFICATION OF THE ATTAINMENT) OF ONE OR MORE PERFORMANCE GOALS BASED ON ONE OR MORE (OR ANY COMBINATION) OF THE FOLLOWING BUSINESS CRITERIA THAT MAY APPLY TO THE INDIVIDUAL PARTICIPANT, A COMPANY BUSINESS UNIT, OR THE COMPANY AS A WHOLE: (1) STOCK PRICE, (2) MARKET SHARE, (3) SALES,
        (4) EARNINGS, (5) EARNINGS PER SHARE, (6) RETURN ON EQUITY OR ASSETS,
        (7) COSTS, AND (8) TOTAL SHAREHOLDER RETURN BASED ON STOCK PRICE AND DIVIDENDS PAID ASSUMING DIVIDEND REINVESTMENT); AND

             (C) any waiver of vesting, acceleration or forfeiture provisions regarding any Stock Option or other Award and the Stock relating thereto, based on such factors as the Committee shall determine; and

          (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee), dividends or deemed dividends on such deferrals.

Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions by the Committee made pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMMITTEE MAY DELEGATE ITS AUTHORITIES UNDER THIS SECTION 5 ONLY AS THEY PERTAIN TO INDIVIDUALS OR ENTITIES WHO ARE NOT SUBJECT TO SECTION 16 OF THE ACT, TO THE CHIEF EXECUTIVE OFFICER OR OTHER OFFICERS OF THE COMPANY; PROVIDED, HOWEVER, THAT THE COMMITTEE WILL IN ALL CASES AUTHORIZE THE AGGREGATE NUMBER OF SHARES TO BE SUBJECT TO AWARDS GRANTED DURING ANY PERIOD.

     6. Limitations on Term and Date of Awards.

     (a) Duration of Awards. Subject to Section 19(c) below, no restrictions or limitations on any Award shall extend beyond ten years from the grant date, except that deferrals of the receipt of Stock or other benefits under the Plan elected by participants may extend beyond such date.

     (b) Term. No Award shall be granted more than ten years after the effective date of the Plan as specified in Section 20 below, but then outstanding Awards may extend beyond such date.

     7. Stock Options. Stock Options may be granted alone or in addition to other Awards and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Each Stock Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option at the date of grant. To the extent that any Stock Option denominated as an Incentive Stock Option does not qualify as an "incentive stock option" within the meaning of Section 422 of the Code, it shall constitute a separate Non-Qualified Stock Option. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall be evidenced by option agreements, which shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the option agreement but shall be (i) in the case of Incentive Stock Options, not less than 100% of the Fair Market Value on the date of grant and (ii) in the case of Non-Qualified Stock Options, not less than 50% of Fair Market Value on the date of grant; provided, however, that the option price per share of Stock purchasable under a Non-Qualified Stock Option may also be the par value per share of Stock. If an officer or key employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation, and an Incentive Stock Option is granted to such officer or key employee, the option price shall be no less than 110% of the Fair Market Value on the date of grant. The grant of a Stock Option shall occur on the date the Committee by resolution selects an officer or employee as a participant in any grant of Stock Options, determines the number of shares of Stock covered by the Stock Option and specifies the terms and provisions of the option agreement.

          (b) Option Term. Unless an option agreement provides for a shorter exercise period, any Stock Option shall be exercisable not later than ten years after the Stock Option is granted; provided, however, that if an Incentive Stock Option is granted to an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation, the term of such Incentive Stock Option shall be no more than five years from the date of grant.

          (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions, and in such amounts, as the Committee shall specify in the option agreement, except that no Stock Option when initially granted shall provide that it may be exercisable to any extent during the first six months following the date of grant. Notwithstanding the foregoing, subsequent to the grant of a Stock Option, the Committee, at any time before the complete expiration of such Stock Option, may accelerate the time or times at which such Stock Option may be exercised in whole or in part; provided, however, that if any Stock Option is exercised within the first six months following the date of grant, the shares of Stock received upon such exercise may not be sold within the first six months following the date of grant. Except as provided in subsections (f), (g), (h) and (i) below, a Stock Option may not be exercised by the holder unless the holder is then, and continually after the grant of the Stock Option has been, an employee of the Company or one of its Subsidiaries.

          (d) Method of Exercise. Stock Options may be exercised at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Except as provided in subsection (k) below, such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or other instrument acceptable to the Committee, or by delivery of shares of Stock as provided in this subsection. As determined by the Committee, in its discretion, at (or, in the case of Non-Qualified Stock Options, at or after) the time of grant, payment in full or part may also be made in the form of shares of Stock not then subject to restrictions under any Company plan (but which may include shares the disposition of which constitutes a disqualifying disposition for purposes of obtaining incentive stock option treatment under the Code). Shares of Stock so surrendered shall be valued at Fair Market Value on the exercise date. Except as provided in subsection
     (k) below, no shares of Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends, with respect to shares subject to a Stock Option when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in
     Section 19(c) below.

          (e) Nontransferability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or the guardian or legal representative of the optionee.

          (f) Termination by Death. If an optionee's employment with the Company or any Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent exercisable at the time of death (or on such accelerated basis as the Committee shall at any time determine), by the legal representative or legatee of the optionee, for a period of one year (or such other period as the Committee shall specify at or after the time of grant) from the date of death or until the expiration of the stated term of the Stock Option, whichever period is the shorter.

          (g) Termination by Disability. If an optionee's employment with the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination (or on such accelerated basis as the Committee may at any time determine) for a period of one year (or such other period as the Committee shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of the Stock Option, whichever period is the shorter. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during such exercise period shall extend such period for one year following death, or until the expiration of the stated term of the Stock Option, whichever period is the shorter.

          (h) Termination by Retirement. If an optionee's employment with the Company or any Subsidiary terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of Retirement (or on such accelerated basis as the Committee may at any time determine) for a period of (i) in the case of Incentive Stock Options, three months, and (ii) in the case of Non-Qualified Stock Options, one year (or such other period as the Committee shall specify at or after the time of grant), from the date of Retirement or until the expiration of the stated term of the Stock Option, whichever period is the shorter. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during such exercise period shall extend such period for one year following death, or until the expiration of the stated term of the Stock Option, whichever period is the shorter.

          (i) Other Termination. Unless otherwise determined by the Committee, if an employee's employment with the Company or any Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate.

          (j) Form of Settlement. The Committee may provide in the option agreement that upon receipt of written notice of exercise, the Committee may elect to settle all or a part of the portion of any Stock Option so exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the exercise price (the "Spread Value") (determined on the date the Stock Option is exercised). Any such settlement relating to Stock Options held by optionees who are actually or potentially subject to Section 16(b) of the Act shall comply with the "window period" provisions of Rule 16b-3(e), to the extent applicable, and, in the case of settlements of Non-Qualified Stock Options held by such optionees, the Committee may determine Fair Market Value under the pricing rule set forth in Section 8(e) below.

          (k) Certain Procedure for Certain Credit Assisted Transactions. To the extent not inconsistent with the provisions of Section 422 of the Code or Rule 16b-3, any optionee desiring to obtain credit from a broker, dealer or other "creditor" as defined in Regulation T issued by the Board of Governors of the Federal Reserve System (provided such broker, dealer or creditor has been approved by the Committee) to assist in exercising a Stock Option may deliver to such creditor an exercise notice properly executed by such optionee with respect to such Stock Option, together with instructions to the Company to deliver the resulting Stock to the creditor for deposit into a designated account. Upon receipt of such exercise notice and related instructions in a form acceptable to the Company, the Company shall confirm to the creditor that it will deliver to the creditor the Stock covered by such exercise notice and instructions promptly following receipt of the exercise price from the creditor. To the extent not inconsistent with the provisions of Section 422 of the Code or Rule 16b-3, upon request the Company may in its discretion, but shall not be obligated to, deliver to the creditor shares of Stock resulting from an assisted exercise prior to receipt of the option price for such shares if the creditor has delivered to the Company, in addition to the other documents contemplated hereby, the creditor's agreement to pay the Company such exercise price in cash within five days after delivery of such shares. The credit assistance contemplated hereby may include a margin loan by the creditor secured by the Stock purchased upon exercise of a Stock Option or an immediate sale of some or all of such Stock by the creditor to obtain or recover the option price which the creditor has committed to pay to the Company.

          (l) Special Provisions Relating to Incentive Stock Options. At the time any Incentive Stock Option granted under the Plan is exercised, the Company shall be entitled to legend the certificates representing the shares of Stock purchased pursuant to such Incentive Stock Option to clearly identify them as representing shares purchased upon exercise of an Incentive Stock Option that may be subject to income tax withholding requirements as set forth in Section 15 below. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the affected optionee, to disqualify any Incentive Stock Option under Section 422 of the Code.

     8. Stock Appreciation Rights.

     (a) General. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock (or forms of payment permitted under subsection (d) below) or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (b) Grant and Exercise. Stock Appreciation Rights may be granted in tandem with, or independently of, any Stock Option granted under the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of grant of such option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of such option. A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

     (c) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, including the following:

          (i) No Stock Appreciation Right shall be exercisable in whole or in part during the first six months of its term.

          (ii) Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable only at such time or times and to the extent that the related Stock Option shall be exercisable. Upon the exercise of a Stock Appreciation Right, the applicable portion of any related Stock Option shall be surrendered.

          (iii) Stock Appreciation Rights granted in tandem with a Stock Option shall be transferable only with such Stock Option. Stock Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative or guardian.

          (iv) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such option.

     (d) Form of Settlement. Subject to Section 19(c) below, shares of Stock issued upon exercise of a Stock Appreciation Right shall be free of all restrictions under the Plan, except as otherwise provided in this subsection
(d). The Committee may provide at time of grant of a Stock Appreciation Right that such shares shall be in the form of Restricted Stock or rights to acquire Deferred Stock, or may reserve the right to provide so at any time after the date of grant. Any such shares and any shares subject to rights to acquire Deferred Stock shall be valued at Fair Market Value on the date of exercise of the Stock Appreciation Right without regard to any restrictions or deferral limitations.

     (e) Rules Relating to Exercise. In the case of a participant subject to the restrictions of Section 16(b) of the Act, no Stock Appreciation Right shall be exercised except in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule. Notwithstanding subsection (a) above, in the event of such exercise during an exercise period currently prescribed by such rule, the Committee may prescribe, by rule of general application, such other measure of value as it may determine but not in excess of the highest per share closing sale price of the Stock reported on the New York Stock Exchange Composite Transactions Index during such period and, where a Stock Appreciation Right relates to an Incentive Stock Option, not in excess of an amount consistent with the qualification of such Stock Option as an "incentive stock option" under Section 422 of the Code.

     9. Restricted Stock.

     (a) General. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock, subject to such conditions, including the right of the Company during a specified period or periods to repurchase such shares at their original price or to require forfeiture of such shares (if no cash consideration was paid) upon the participant's termination of employment, as the Committee may determine at the time of grant. The Committee may award shares of Restricted Stock (i) at no cost to the recipient (or for a purchase price not in excess of the par value of the shares) or (ii) for a purchase price equal to at least 50% of the Fair Market Value of the Stock (without regard to any restrictions) on the date of grant. Shares of Restricted Stock may be granted or sold in respect of past services or other valid consideration.

     (b) Award Agreement and Certificates. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty days (or such shorter period as the Committee may specify) following the Award date by executing and delivering to the Company a Restricted Stock Award agreement in such form as the Committee shall determine and by making payment to the Company by certified or bank check or instrument acceptable to the Committee any cash consideration required to be paid in connection with such Restricted Stock Award. Each participant receiving a Restricted Stock Award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of the participant and deposited with the Company or its designee, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

        "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Springs Industries, Inc. 1991 Incentive Stock Plan and an agreement entered into between the registered owner and Springs Industries, Inc. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and the Agreement, copies of which are on file in the office of the Secretary of Springs Industries, Inc., Fort Mill, South Carolina 29715."

The Committee may require that, as a condition of any Restricted Stock Award, the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Stock covered by such Award.

     (c) Rights as a Shareholder. Upon complying with subsection (b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions, Company repurchase or forfeiture rights and any other condition described in this Section 9 or contained in the Restricted Stock Award agreement. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends paid on the Restricted Stock.

     (d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein and in the Restricted Stock Award agreement. Unless the Committee in its discretion provides otherwise, all shares of Restricted Stock shall be subject to the restrictions against transfer and to the Company's right to repurchase or require forfeiture set forth in this subsection (d) for a period of six months from the date of grant. The Committee shall specify the date or dates (which may depend upon or be related to the attainment of performance goals or such other factors or criteria as the Committee shall determine) on which the non-transferability of the Restricted Stock and the obligation to forfeit or resell such shares to the Company shall lapse. The Committee may provide for the lapse of such restrictions in installments and at any time may accelerate such date or dates and otherwise waive or, subject to
Section 18 below, amend any terms and conditions of the Award. Except as otherwise may be provided in the Award agreement or determined by the Committee at any time after the date of grant, in the event of termination of employment of a participant with the Company and its Subsidiaries for any reason (including death), the participant or the participant's legal representative shall resell to the Company, at the cash consideration paid therefor, all Restricted Stock, and the Company shall purchase such shares at that price, or if no cash consideration was paid, all shares of Restricted Stock awarded to the participant shall automatically be forfeited to the Company. Any shares of Stock or other securities of the Company or any other entity which are issued as a distribution on, or in exchange for, Restricted Stock or into which Restricted Stock is converted as a result of a recapitalization, stock dividend, distribution of securities, stock split or combination of shares or a merger, consolidation or sale of substantially all of the assets of the Company shall be subject to the restrictions set forth in the Restricted Stock Award agreement, which shall inure to the benefit of any surviving or successor corporation which is the issuer of such securities. Upon the lapse of the restrictions applicable to a participant's Restricted Stock, certificates for shares of Stock free of any restrictive legend shall be delivered to the participant or his legal representative or guardian.

     (e) Section 83(b) Election. Any Restricted Stock Award agreement may provide that the participant may not elect to be taxed with respect to such Award in accordance with Section 83(b) of the Code.

     10. Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price not to exceed the par value of the shares of Stock at the time of sale) to any participant shares of Stock free of restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration. Any purchase of Unrestricted Stock by a recipient must take place within sixty days after the time of grant of the right to purchase such shares. Notwithstanding the foregoing, any shares of Unrestricted Stock granted to a participant subject to Section 16(b) of the Act may not be sold or otherwise disposed of for value for a period of six months from the date of grant.

     11. Deferred Stock Awards.

     (a) General. A Deferred Stock Award is an Award entitling the recipient to acquire shares of Stock without payment in one or more installments at a future date or dates, all as determined by the Committee. The Committee may also condition such acquisition on the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. Unless the Committee in its discretion provides otherwise, the deferral period with respect to any Deferred Stock Award shall be no less than six months from the date of grant.

     (b) Award Agreement. A participant who is granted a Deferred Stock Award shall have no rights with respect to such Award unless within sixty days of the grant of such Award (or such shorter period as the Committee may specify) the participant shall have accepted the Award by executing and delivering to the Company a Deferred Stock Award agreement.

     (c) Restriction on Transfer. Deferred Stock Awards and rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered. Rights with respect to such Awards shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative or guardian.

     (d) Rights as a Shareholder. A participant receiving a Deferred Stock Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a certificate for shares of Stock only upon satisfaction of all conditions specified in the Deferred Stock Award agreement.

     (e) Elective Deferral. A participant may elect to further defer receipt of the Stock payable under a Deferred Stock Award (or an installment of the Award) for a specified period or until a specified event, subject in each case to the Committee's approval and under such terms as determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to completion of the deferral period for the Award (or for such installment of the Award).

     (f) Termination. Except as may otherwise be provided in the Deferred Stock Award agreement, a participant's rights in all Deferred Stock Awards shall automatically terminate upon the participant's termination of employment with the Company and its Subsidiaries for any reason (including death). At any time prior to the participant's termination of employment, the Committee may in its discretion accelerate, waive, or, subject to Section 18 below, amend any or all of the restrictions or conditions imposed under any Deferred Stock Award.

     (g) Payments in Respect of Deferred Stock. Without limiting the right of the Committee to specify different terms, the Deferred Stock Award agreement may either make no provisions for, or may require or permit the immediate payment, deferral, or investment of amounts equal to, or less than, any cash dividends which would have been payable on the Deferred Stock had such Stock been outstanding, all as determined by the Committee in its sole discretion.

     12. Performance Unit Awards.

     (a) General. A Performance Unit Award is an Award entitling the recipient to acquire cash or shares of Stock, or a combination of cash and Stock, upon the attainment of specified performance goals. The Committee in its sole discretion shall determine whether and to whom Performance Unit Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the Performance Unit Award. Notwithstanding the foregoing, no Performance Unit Award shall be exercisable in whole or in part during the first six months following the date of grant. Performance goals may vary from participant to participant and between groups of participants and shall be based upon such Company, business unit or individual performance factors or criteria as the Committee may deem appropriate. Performance periods may overlap and participants may participate simultaneously with respect to Performance Unit Awards that are subject to different performance periods and different performance goals. The Committee may adjust the performance goals and periods applicable to a Performance Unit Award to take into account changes in law and accounting and tax rules, and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships. Performance Units may be awarded independent of or in connection with the grant of any other Award under the Plan.

     (b) Award Agreement. A participant shall have no rights with respect to a Performance Unit Award unless within sixty days of the grant of such Award (or such shorter period as the Committee may specify) the participant shall have accepted the Award by executing and delivering to the Company a Performance Unit Award agreement.

     (c) Restrictions on Transfer. Performance Unit Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, and if exercisable over a specified period, shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative or guardian.

     (d) Rights as a Shareholder. A participant receiving a Performance Unit Award will have rights of a shareholder only as to shares of Stock actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a certificate evidencing the acquisition of shares of Stock under a Performance Unit Award only upon satisfaction of all conditions specified in the Performance Unit Award agreement.

     (e) Termination. Except as may otherwise be provided by the Committee at any time prior to the termination of employment, a participant's rights and all Performance Unit Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death).

     (f) Acceleration; Waiver. At any time prior to the participant's termination of employment with the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive, or, subject to Section 18 below, amend any or all of the goals, restrictions or conditions imposed under any Performance Unit Award.

     (g) Exercise. The Committee in its sole discretion shall establish procedures to be followed in exercising any Performance Unit Award, which procedure shall be set forth in the Performance Unit Award agreement. The Committee may at any time provide that payment under a Performance Unit Award shall be made, upon satisfaction of the applicable performance goals, without any exercise by the participant. Except as otherwise specified by the Committee,
(i) a Performance Unit granted in tandem with a Stock Option may be exercised only while the Stock Option is exercisable, and (ii) the exercise of a Performance Unit granted in tandem with any Award shall reduce the number of shares of Stock subject to the related Award on such basis as is specified in the Performance Unit Award agreement.

     13. Other Stock-Based Awards.

     (a) General. The Committee may grant other Awards under which Stock is or may in the future be acquired ("Other Stock-Based Awards"). Such Awards may include, without limitation, debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. No Other Stock-Based Award shall be exercisable in whole or in part during the first six months following the date of grant or, if shares of Stock are awarded to a participant on the date of grant, such Stock shall be subject to restrictions against transfer for a period of no less than six months from the date of grant. Subject to the purchase price limitations in subsection (b) below, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Committee shall have provided (by the Company's right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt.

     (b) Purchase Price; Form of Payment. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-Based Award. However, no shares of Stock (whether acquired by purchase, conversion, or exchange or otherwise) shall be issued unless (i) issued at no cost to the recipient (or for a purchase price not in excess of the par value of the shares), or (ii) sold, exchanged, or converted by the Company, and the Company shall have received payment for such Stock or securities so sold, exchanged, or converted equal to at least 50% of Fair Market Value of the Stock on the grant or effective date, or the exchange or conversion date, under the Award, as specified by the Committee. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

     (c) Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver of Restrictions. The Committee may determine the conditions under which an Other Stock-Based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Committee may in its sole discretion accelerate, waive, or, subject to Section 18 below, amend any or all of the limitations or conditions imposed under any Other Stock-Based Award.

     (d) Award Agreements. A participant shall have no rights with respect to any Other Stock-Based Award unless within sixty days after the grant of such Award (or such shorter period as the Committee may specify) the participant shall have accepted the Award by executing and delivering to the Company an Other Stock-Based Award agreement.

     (e) Restrictions on Transfer. Other Stock-Based Awards may not be sold, assigned, transferred, pledged, or encumbered except as may be provided in the Other Stock-Based Award agreement. However, in no event shall any Other Stock-Based Award be transferred other than by will or by the laws of descent and distribution or be exercisable during the participant's lifetime by other than the participant or the participant's legal representative or guardian.

     (f) Rights as a Shareholder. A recipient of any Other Stock-Based Award will have rights of a shareholder only at the time and to the extent, if any, specified by the Committee in the Other Stock-Based Award agreement.

     (g) Deemed Dividend Payments; Deferrals. Without limiting the right of the Committee to specify different terms, an Other Stock-Based Award agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends or deemed dividends payable or deemed payable on Stock subject to the Award.

     14. Supplemental Grants.

     (a) Loans. The Company may in its sole discretion make a loan to the recipient of an Award hereunder, either on or after the date of grant of such Award. Such loans may be either in connection with exercise of a Stock Option, a Stock Appreciation Right or an Other Stock-Based Award, in connection with the purchase of shares under any Award, or in connection with the payment of any federal, state and local income taxes in respect of income recognized under an Award. The Committee shall have full authority to decide whether to make a loan hereunder and to determine the amount, term, and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall provide or reimburse to the borrower the amount used by him for the payment of the par value of any shares of Stock issued, have a term (including extensions) exceeding ten years in duration, or be in amount exceeding the total exercise or purchase price paid by the borrower under an Award or for related Stock under the Plan plus an amount equal to the cash payment permitted in subsection (b) below.

     (b) Cash Payments. The Committee may, at any time and in its discretion, authorize a cash payment, in respect of the grant or exercise of an Award under the Plan or the lapse or waiver of restrictions under an Award, which shall not exceed the amount which would be required in order to pay in full the federal, state and local income taxes due as a result of income recognized by the recipient as a consequence of (i) the receipt of an Award or the exercise of rights thereunder and (ii) the receipt of such cash payment. The Committee shall have complete authority to decide whether to make such cash payments in any case, to make provisions for such payments either simultaneously with or after the grant of the associated Award, and to determine the amount of any such payment.

     15. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If a participant surrenders shares of Stock acquired pursuant to the exercise of an Incentive Stock Option in payment of the option price of a Stock Option or the purchase price under another Award, and such surrender constitutes a disqualifying disposition for purposes of obtaining incentive stock option treatment under the Code, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements. A recipient may elect with respect to any Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Unrestricted Stock Award, Deferred Stock Award, Performance Unit Award or Other Stock-Based Award which is paid in whole or in part in Stock, to surrender or authorize the Company to withhold shares of Stock (valued at Fair Market Value on the date of surrender or withholding of the shares) in satisfaction of all such withholding requirements (the "Stock Surrender Withholding Election") in accordance with the following:

          (i) Any Stock Surrender Withholding Election shall be made by written notice to the Company and thereafter shall be irrevocable by the recipient.

          (ii) If a recipient is subject to Section 16 of the Act, or any successor law, any Stock Surrender Withholding Election shall be subject to the consent or disapproval of the Committee in accordance with rules established from time to time by the Committee.

          (iii) Any Stock Surrender Withholding Election must be made prior to the date on which the recipient recognizes taxable income with respect to the receipt of such shares (the "Tax Date").

          (iv) If a recipient is subject to Section 16 of the Act, or any successor law, such person must make any Stock Surrender Withholding Election (A) more than six months after the date of grant of the Award with respect to which such election is made (except whenever such election is made by a disabled recipient or the estate or personal representative of a deceased recipient); and (B) either at least six months prior to the Tax Date or during the period of ten business days beginning on the third business day following the release for publication of the Company's summary statement of sales and earnings for a quarter or fiscal year.

          (v) When the Tax Date falls after the exercise of a Stock Option or issuance of shares pursuant to any other Award and the recipient makes a Stock Surrender Withholding Election, the full number of shares of Stock subject to the Stock Option being exercised or issuable pursuant to the Award will be issued, but the recipient will be unconditionally obligated to deliver to the Company on the Tax Date the number of shares of Stock having a value on the Tax Date equal to the recipient's federal, state and local withholding tax requirements.

          (vi) For purposes of this Section 15, the Committee shall have the discretion to provide (by general rule or a provision in the specific Award agreement) that, at the election of the recipient, "federal, state and local withholding tax requirements" shall be deemed to be any amount designated by the recipient which does not exceed his estimated federal, state and local tax obligations associated with the transaction, including FICA taxes to the extent applicable.

     16. Merger; Liquidation. If the Company shall be the surviving corporation in any merger, recapitalization or similar reorganization, the optionee of each outstanding Stock Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Stock Option, the number and class of shares of Stock or other securities to which a holder of the number of shares of Stock subject to the Stock Option at the time of such transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment shall be made in connection with determining the value of any related Stock Appreciation Right. In the event of any such change in capitalization of the Company, the Committee may make such additional adjustments in the number and class of shares of stock or other securities with respect to which outstanding Awards are exercisable and with respect to which future Awards may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of Section 18 below. In the event of dissolution or liquidation of the Company or a merger in which the Company is not the surviving corporation, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number or purchase price (if any) of shares subject to such Awards as it may determine, or accelerate, amend, or terminate such Awards upon such terms and conditions as it shall provide, which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances.

     17. Unfunded Status of Plan. With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards, provided that the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     18. Amendments and Termination. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of an optionee under a Stock Option or a recipient of another Award theretofore granted without the optionee's or recipient's consent; provided, however, that any alteration or amendment which would (i) increase the aggregate number of shares of Stock which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split), (ii) modify the designation of employees eligible to receive Awards under the Plan, or (iii) materially increase the benefits accruing to holders of Awards granted or to be granted under the Plan, within the meaning the Rule 16b-3 under the Act, shall be effective only if it is approved by the shareholders of the Company at the next annual meeting of shareholders after the date of adoption by the Board of such alteration or amendment. The Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under the Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the recipient's consent.

     19. General Provisions.

     (a) Transfers. For purposes of the Plan, the transfer to the employment by the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another, shall not be deemed a termination of employment.

     (b) Leaves of Absence. The Committee may in its discretion determine whether a leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of such leave of absence on Awards previously granted to a holder who takes a leave of absence.

     (c) Restrictions on Delivery and Sale of Shares. Each Award granted under the Plan is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the Stock covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of Stock thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of any delivery of Stock pursuant to an Award, that the recipient of Stock represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the Stock will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may endorse on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     (d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan does not confer upon any employee any right to continued employment with the Company or a Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

     (e) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with laws of the State of South Carolina.

     20. Effective Date. The Plan shall become effective on February 14, 1991, the date of its adoption by the Board, subject, however, to the approval of the Plan by the shareholders of the Company at their next Annual Meeting. Subject to approval by the shareholders, and to the requirement that no Stock may be issued hereunder prior to such approval, Awards may be granted hereunder on and after adoption of the Plan by the Board. Unless shareholder approval is obtained by February 13, 1992, this Plan and any Award granted hereunder shall become void thereafter.

                                                                      APPENDIX A

PROXY

SPRINGS INDUSTRIES, INC.                    PROXY FOR THE ANNUAL MEETING                       CLASS A
                                          OF SHAREHOLDERS -- APRIL 29, 1996                 COMMON STOCK

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SPRINGS INDUSTRIES, INC.

I hereby appoint Walter Y. Elisha and Crandall C. Bowles and each of them proxies, with power of substitution to each, to vote my stock at the Annual
Meeting of Shareholders of Springs Industries, Inc. on April 29, 1996 and any adjournment thereof as I have directed below and in their discretion, to vote upon any other matters as may properly come before the Meeting and any adjournment.

  1. The election of John F. Akers, Crandall Close Bowles, John L. Clendenin,
     Leroy S. Close, Charles W. Coker, Walter Y. Elisha, John H. McArthur, Aldo
     Papone, Donald S. Perkins, Robin B. Smith, Sherwood H. Smith, Jr., and
     Stewart Turley as Directors.

      FOR all nominees (except as written below)  / /

      FOR all nominees (except as written below)  / /                   ABSTAIN from voting for all nominees  / /


    (If you wish to withhold authority to vote for any nominee, please write that nominee's name in this space:

--------------------------------------------------------------------------------)

  2. Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Company.

                FOR  / /                AGAINST  / /                ABSTAIN  / /

  3. Adoption of the amendments to the 1991 Incentive Stock Plan.

                FOR  / /                AGAINST  / /                ABSTAIN  / /

 IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.

                          (To be signed on other side)

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                            Signature
                                                 Date:                    , 1996

                                                 Sign exactly as your name
                                                 appears. (Give title when
                                                 signing as a Trustee, Executor,
                                                 etc. or Corporate Officer. When
                                                 shares are in the names of more
                                                 than one person, each should
                                                 sign this Proxy.)

         PLEASE MARK, SIGN, DATE, AND RETURN IN THE ENCLOSED ENVELOPE.


                                                                      APPENDIX B

PROXY

SPRINGS INDUSTRIES, INC.                    PROXY FOR THE ANNUAL MEETING                       CLASS B
                                          OF SHAREHOLDERS -- APRIL 29, 1996                 COMMON STOCK

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SPRINGS INDUSTRIES, INC.

I hereby appoint Walter Y. Elisha and Crandall C. Bowles and each of them proxies, with power of substitution to each, to vote my stock at the Annual
Meeting of Shareholders of Springs Industries, Inc. on April 29, 1996 and any adjournment thereof as I have directed below and in their discretion, to vote upon any other matters as may properly come before the Meeting and any adjournment.

  1. The election of John F. Akers, Crandall Close Bowles, John L. Clendenin,
     Leroy S. Close, Charles W. Coker, Walter Y. Elisha, John H. McArthur, Aldo
     Papone, Donald S. Perkins, Robin B. Smith, Sherwood H. Smith, Jr., and
     Stewart Turley as Directors.

      FOR all nominees (except as written below)  / /

      FOR all nominees (except as written below)  / /                   ABSTAIN from voting for all nominees  / /

    (If you wish to withhold authority to vote for any nominee, please write that nominee's name in this space:

--------------------------------------------------------------------------------)

  2. Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Company.

                FOR  / /                AGAINST  / /                ABSTAIN  / /

  3. Adoption of the amendments to the 1991 Incentive Stock Plan.

                FOR  / /                AGAINST  / /                ABSTAIN  / /

 IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.

                          (To be signed on other side)

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                            Signature
                                                 Date:                    , 1996

                                                 Sign exactly as your name
                                                 appears. (Give title when
                                                 signing as a Trustee, Executor,
                                                 etc. or Corporate Officer. When
                                                 shares are in the names of more
                                                 than one person, each should
                                                 sign this Proxy.)

         PLEASE MARK, SIGN, DATE, AND RETURN IN THE ENCLOSED ENVELOPE.
